UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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The Boeing Company

2019	ANNUAL MEETING OF SHAREHOLDERS

Monday, April 29, 2019 | 9am CT

The Field Museum

1400 South Lake Shore Drive, Chicago, Illinois

Notice of 2019 Annual Meeting of Shareholders

March 15, 2019

Dear Fellow Shareholder,

You are cordially invited to attend The Boeing Company’s 2019 Annual Meeting of Shareholders to be held on Monday, April 29, 2019, at 9:00 a.m., Central Time, at The Field Museum, 1400 South Lake Shore Drive, Chicago, Illinois. At the meeting, shareholders will be asked to:

•	elect the 13 director nominees named in the proxy statement;

•	approve, on an advisory basis, named executive officer compensation;

•	ratify the appointment of our independent auditor for 2019; and

•	transact such other business, including certain shareholder proposals, as may properly come before the meeting and any postponement or adjournment thereof.

The meeting will also include a report on our operations. Shareholders of record at the close of business on February 28, 2019 are entitled to vote at the annual meeting and any postponement or adjournment thereof. Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance. To obtain an admission ticket, please follow the instructions on page 63 of the proxy statement.

We are extremely grateful for the valuable contributions of Mr. Kenneth M. Duberstein, who will retire at the meeting after more than 30 years of combined service on the Boards of Directors of The Boeing Company and the McDonnell Douglas Corporation, and we are very pleased that Ambassador Nikki R. Haley, former U.S. Permanent Representative to the United Nations, is a new nominee for election to the Board of Directors.

Thank you for your ongoing support of The Boeing Company.

Very truly yours,

Dennis A. Muilenburg
Chairman, President and Chief Executive Officer

Grant M. Dixton
Vice President, Deputy General Counsel and Corporate Secretary

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit www.proxyvote.com	BY MAIL Sign, date, and return your proxy card or voting instruction form

BY TELEPHONE Call the telephone number on your proxy card, voting instruction form or notice	IN PERSON Attend the annual meeting in Chicago See page 63 for details regarding how to register in advance and obtain an admission ticket

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 29, 2019: This Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report are available at www.proxyvote.com.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of The Boeing Company for use at the 2019 Annual Meeting of Shareholders and at any adjournment or postponement thereof. On or about March 15, 2019, we will begin distributing print or electronic materials regarding the annual meeting to each shareholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

PROXY SUMMARY

This summary sets forth certain performance highlights, as well as information contained elsewhere in this proxy statement. You should read the entire proxy statement before casting your vote.

Performance Highlights

RECORD REVENUE OF $101B IN 2018RETURNED $31.9B TO SHAREHOLDERS IN THE LAST THREE YEARSIMPROVED OPERATING CASH FLOW 64% IN THE LAST THREE YEARS$17.1B INVESTED IN RESEARCH, DEVELOPMENT AND CAPITAL EXPENDITURES OVER THE PAST THREE YEARS

Total Shareholder Return (TSR) vs. Dow Jones Industrial Average/Peer Company Average

2018 TSR 2016-2018 TSR 2014-2018 TSR

Annual Meeting of Shareholders

You may vote at the meeting if you were a holder of
record of our common stock at the close of business on
February 28, 2019. Please see pages 63-65 for
information on voting your shares. To attend the
meeting in person, you must register no later than
April 19, 2019 to obtain an admission ticket. You must
present an admission ticket, along with government-
issued photo identification, in order to attend the
meeting. See page 63 for additional instructions.

When April 29, 2019 9:00 a.m., CT Where The Field Museum, Chicago, Illinois

2019 Proxy Statement	1

PROXY SUMMARY

Voting Recommendations of the Board

Director Nominees

Two of our independent directors joined the Board in the last three years, and this year’s Board nominees include one new director — Nikki Haley, former U.S. Permanent Representative to the United Nations. These new additions reflect our ongoing Board refreshment strategy and our commitment to further strengthening and diversifying the skills and experiences of the Board. Each director nominee is listed below, and you can find additional information under “Election of Directors (Item 1)” beginning on page 4.

Name	Age	Director Since	Professional Background	Board Committees
Robert A. Bradway	56	2016	Chairman & CEO, Amgen	Audit, Finance
David L. Calhoun	61	2009	Senior Managing Director, Blackstone Group; Former Chairman & CEO, Nielsen	Compensation, GON
Arthur D. Collins Jr.	71	2007	Senior Advisor, Oak Hill Capital Partners; Former Chairman & CEO, Medtronic	Compensation, GON
Edmund P. Giambastiani Jr.	70	2009	Seventh Vice Chairman of the U.S. Joint Chiefs of Staff; Former NATO Supreme Allied Commander Transformation and Former Commander, U.S. Joint Forces Command	Audit, Finance, Special Programs
Lynn J. Good	59	2015	Chairman, President & CEO, Duke Energy	Audit, Finance
Nikki R. Haley	47	—	Former U.S. Permanent Representative to the United Nations	—
Lawrence W. Kellner	60	2011	President, Emerald Creek Group; Former Chairman & CEO, Continental Airlines	Audit, Finance
Caroline B. Kennedy	61	2017	Former U.S. Ambassador to Japan	Audit, Finance
Edward M. Liddy	73	2010	Former Chairman & CEO, Allstate	Compensation, GON
Dennis A. Muilenburg	55	2015	Chairman, President & CEO, Boeing	Special Programs
Susan C. Schwab	63	2010	Professor, University of Maryland School of Public Policy; Former U.S. Trade Representative	Audit, Finance
Ronald A. Williams	69	2010	Former Chairman & CEO, Aetna	Audit, Finance, Special Programs
Mike S. Zafirovski	65	2004	Executive Advisor, Blackstone Group; Former President & CEO, Nortel	Compensation, GON

2	2019 Proxy Statement

PROXY SUMMARY

Key Features of Our Executive Compensation Program

•	Pay-for-performance strategy aligns executive compensation with execution of business strategy (page 25)

•	Incentive pay programs feature multiple performance metrics (page 27)

•	Approximately 90% of target CEO pay in 2018 was variable and at risk (page 29)

•	No accelerated vesting of equity awards in connection with a change in control (page 32)

•	Rigorous stock ownership requirements for officers and directors (page 35)

•	No pledging or hedging of Boeing stock by officers or directors (page 36)

•	Robust clawback policy that permits broad recoupment of incentive compensation even absent a financial restatement (page 36)

•	Stock holding requirements for executive officers (page 35)

•	No change-in-control agreements or employment agreements (except where required by non-U.S. local law)

Governance Highlights

•	Two new independent directors in last three years, plus additional new nominee in 2019 (page 4)

•	Balanced and diverse group of Board nominees (page 4)

•	Board leadership structure re-evaluated annually (page 12)

•	Independent Lead Director empowered with broad responsibilities and significant governance duties (page 12)

•	Robust succession planning process for senior leadership positions, including in-depth meetings between individual directors and senior executives

•	Extensive Board oversight of key strategic, operational, and compliance risks (page 16)

•	Comprehensive annual self-assessments of Board and its committees (page 17)

•	12 of 13 director nominees are independent (page 12)

•	Executive sessions of independent directors conducted after every regularly scheduled Board meeting

•	97.6% average attendance at Board and committee meetings during 2018 (page 18)

•	Significant Board oversight of all aspects of business strategy

•	Majority voting for all directors, each of whom is elected for a one-year term and is subject to a resignation policy in the event he or she fails to receive a majority vote

•	Proxy access right for shareholders seeking to nominate directors (page 67)

•	Strict limits on director service on outside boards (page 5)

•	Active outreach and engagement with shareholders throughout the year (page 13)

•	Board oversight of political and charitable contributions

•	No supermajority voting

•	Shareholder right to call special meetings

•	No poison pill and any future poison pill must be submitted to shareholders

•	Publicly disclosed policies and practices regarding political advocacy

Shareholder Outreach

We meet with shareholders throughout the year to ensure that management and the Board are focused on, and responsive to, investor priorities and concerns. For additional information, see “Shareholder Outreach” on page 13.

Environmental Stewardship and Global Engagement

Boeing’s commitment to innovation extends to how we care for our environment and engage with the communities in which we operate. See “Environmental Stewardship and Global Engagement” on page 17 for additional information.

2019 Proxy Statement	3

ELECTION OF DIRECTORS (ITEM 1)

PROPOSAL SUMMARY

Shareholders are being asked to elect the 13 director nominees under “Director Nominees” beginning on page 5 to serve until the 2020 Annual Meeting of Shareholders.

The Board recommends that you vote FOR each of the 13 director nominees.

Composition of Nominees and Board Engagement

Active Engagement

•    Significant involvement in strategy development

•    Regular executive sessions of independent directors

•    Multiple Boeing production site visits each year

•    Strong Board and committee meeting attendance

•    Extensive role in succession planning, including in-depth meetings between individual directors and senior executives at Boeing locations

•    Comprehensive oversight of strategic, operational, and compliance risks

Balanced Director Tenure

12 of 13 Independent

Current or Former CEO of a Global Public Company	Technology/ Innovation Leadership	Senior U.S. Government/Military Experience
9	7	4

In-Depth Aerospace Expertise	Highly Regulated Industry Experience	Former Fortune 500 CFO
4	8	4

Senior Leadership Experience	Complex Manufacturing Expertise	Fortune 500 Board Experience
13	5	10

*	Data on this page reflect 2019 nominees.

4	2019 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Director Skills and Qualification Criteria

The Governance, Organization and Nominating Committee, or the GON Committee, is responsible for identifying and assessing potential candidates and recommending nominees for the Board’s approval. The GON Committee assesses the qualifications of incumbent directors and other candidates for nomination on an ongoing basis, including with respect to the following key factors:

•

Experience. The GON Committee considers each candidate’s experience and leadership record in such areas as operations, international business, manufacturing, risk management, finance, government, marketing, international affairs, technology, and public policy.

•

Industry Expertise. The GON Committee ensures that a number of directors possess aerospace and/or defense industry, as well as technology, expertise. This broad industry expertise allows the Board to assess Company performance and provide strategic guidance with respect to each of our principal businesses.

•	Diversity. The Board is deeply committed to seeking broad diversity of background, experience, skills, and perspectives among its members.

•

Outside Board Memberships. Directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as directors. Consequently, directors may not serve on more than four public company boards in addition to Boeing (two if a public company CEO).

•

Independence. In addition to any regulatory limitations with respect to independence, the GON Committee also considers other positions the director holds or has held, and evaluates each nominee with respect to Boeing’s publicly-disclosed Director Independence Standards, the NYSE director independence standards, and any potential conflicts of interest.

•

Professional Reputation. As set forth in our Corporate Governance Principles, our directors are expected to have a reputation for personal and professional integrity, honesty, and adherence to the highest ethical standards.

•

Length of Service. The Board believes that regular refreshment of the Board is critical for us to gain fresh perspectives and maintain our position as a global aerospace leader. At the same time, with decades-long product cycles and lengthy development periods, we also benefit from directors with extensive Boeing experience. As a result, the GON Committee focuses on maintaining a balance among directors of diverse tenures.

•	Regulatory Compliance. All director nominees must satisfy regulatory requirements for Board service, including those with respect to any committee on which such director would be asked to serve.

•

Prior Contributions to the Board. When evaluating the candidacy of an incumbent director, the Board also considers the director’s ongoing contributions to the Board, including attendance and participation at meetings, as well as the results of both formal and informal assessments provided by fellow directors.

Director Nominees

Set forth below are the ages, principal occupations, directorships within the past five years, and other details about each nominee. Ambassador Haley, who has been nominated for election as a new member of the Board in 2019, was referred to the GON Committee by another independent director.

ROBERT A. BRADWAY

Chairman & CEO, Amgen Inc.

Boeing director since: 2016

Professional highlights:

•   Chairman & CEO, Amgen Inc. (Chairman 2013-present; CEO 2012-present)

•   President & COO, Amgen Inc. (2010-2012)

•   Executive VP & CFO, Amgen Inc. (2007-2010)

Independent: Yes Age: 56 Other current directorships: • Amgen Inc. Prior directorships: • Norfolk Southern Corporation

Mr. Bradway brings to the Board critical skills in the areas of high technology, product development, financial oversight, and risk management. His experience as a senior executive in the biotechnology industry, including as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Amgen, provide him with an extensive understanding of the strategic considerations and challenges associated with a complex, highly regulated industry. In recognition of Mr. Bradway’s experience in corporate finance, risk management, and executive leadership, the Board elected him to serve on the Audit and Finance Committees.

2019 Proxy Statement	5

ELECTION OF DIRECTORS (ITEM 1)

DAVID L. CALHOUN

Senior Managing Director & Head of Private Equity Portfolio Operations, The Blackstone Group

Boeing director since: 2009

Professional highlights:

•   Senior Managing Director & Head of Private Equity Portfolio Operations, The Blackstone Group (2014-present)

•   Chairman & CEO, Nielsen Holdings plc. (Chairman 2014-2016; CEO 2010-2014)

•   Chairman & CEO, The Nielsen Company B.V. (2006-2014)

•   Vice Chairman, General Electric Company, & President and CEO, GE Infrastructure (2005-2006)

Independent: Yes Age: 61 Other current directorships: • Caterpillar Inc. • Gates Industrial Corporation plc Prior directorships: • Nielsen Holdings plc.
Mr. Calhoun provides valuable insight and perspective on a wide array of strategic and business matters, stemming from his vast executive, management, and operational experience at Blackstone, Nielsen, and GE. Mr. Calhoun also has significant global aerospace, aircraft, manufacturing, and high-technology industry expertise as evidenced by his leadership of GE’s aircraft engines and transportation businesses, as well as his tenure on Caterpillar’s board. As a result of Mr. Calhoun’s executive leadership and experience in corporate governance matters, the Board elected Mr. Calhoun to serve as Lead Director and Chair of the Governance, Organization and Nominating Committee.

ARTHUR D. COLLINS JR.

Senior Advisor, Oak Hill Capital Partners

Boeing director since: 2007

Professional highlights:

•   Senior Advisor, Oak Hill Capital Partners (2009-present)

•   Chairman & CEO, Medtronic, Inc. (Chairman 2002-2008; CEO 2002-2007)

•   President & CEO, Medtronic, Inc. (2001-2002)

•   President & COO, Medtronic, Inc. (1996-2001)

Independent: Yes Age: 71 Other current directorships: • Arconic, Inc. • U.S. Bancorp Prior directorships: • Alcoa Inc.
Mr. Collins provides key leadership on a wide variety of corporate and strategic matters based on his extensive senior executive and business leadership experience. The Board benefits from Mr. Collins’ years of executive leadership at Medtronic and his experience managing the operations of a large, global, high-technology company. Mr. Collins also brings to the Board his vast experience gained from serving on other corporate boards, including as chair of the compensation committee of U.S. Bancorp. As a result of his extensive executive and management expertise, the Board elected Mr. Collins to serve as Chair of the Compensation Committee. Arconic has reported that Mr. Collins has decided not to stand for re-election to the Arconic board when his current term expires.

6	2019 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

EDMUND P. GIAMBASTIANI JR.

President, The Giambastiani Group LLC

Boeing director since: 2009

Professional highlights:

•   President, The Giambastiani Group LLC (2009-present)

•   Seventh Vice Chairman, U.S. Joint Chiefs of Staff (2005-2007)

•   Supreme Allied Commander Transformation, NATO (2003-2005)

•   Commander, U.S. Joint Forces Command (2002-2005)

•   Admiral, U.S. Navy (retired); Nuclear Submarine Officer

Independent: Yes Age: 70 Other current directorships: • THL Credit, Inc. • New York Board of the Oppenheimer Funds (51 funds) Prior directorships: • Monster Worldwide, Inc.
Admiral Giambastiani brings a wide breadth of experience with major program development, program resourcing, and other aspects of managing large U.S. armed forces acquisition programs, with particular focus on high-technology programs. During his distinguished U.S. military career of over 40 years, Admiral Giambastiani developed extensive strategic, leadership, risk management, operational, and engineering experience that complements Boeing’s diverse business needs. These skills enable him to provide expert advice to senior management and his fellow directors on a range of technical and operational matters, including on highly classified matters as a member of the Special Programs Committee. Admiral Giambastiani’s experience as a senior military leader in strategy development and program risk oversight and his expertise with respect to cybersecurity also significantly enhances the Board’s strategic and management oversight abilities.

LYNN J. GOOD

Chairman, President & CEO, Duke Energy Corporation

Boeing director since: 2015

Professional highlights:

•   Chairman, President & CEO, Duke Energy Corporation (Chairman 2016-present; President and CEO 2013-present)

•   Vice Chairman, Duke Energy Corporation, (2013-2016)

•   Executive Vice President & CFO, Duke Energy Corporation (2009-2013)

Independent: Yes Age: 59 Other current directorships: • Duke Energy Corporation Prior directorships: • Hubbell Incorporated
Ms. Good brings to the Board substantial experience in executive leadership, corporate governance, financial management, and accounting. Ms. Good’s record of executive leadership as Chief Executive Officer and Chairman of Duke Energy, and as a director of Hubbell Incorporated, enables her to advise management on a wide range of strategic, financial, and governance matters, including the challenges associated with operating in heavily regulated industries. Ms. Good also has vast financial management experience, gained principally from her prior service as Chief Financial Officer and Treasurer of Duke Energy and as chair of Hubbell’s Audit Committee. Ms. Good also has extensive accounting and auditing skills, including nearly 30 years of experience as a Certified Public Accountant and 11 years as an audit partner at Arthur Anderson LLP and Deloitte & Touche LLP. Ms. Good’s extensive auditing experience and skills in corporate finance and strategic matters enable her to serve a crucial role on the Audit and Finance Committees.

2019 Proxy Statement	7

ELECTION OF DIRECTORS (ITEM 1)

NIKKI R. HALEY

Former U.S. Permanent Representative to the United Nations

Boeing director since: N/A

Professional highlights:

•   U.S. Permanent Representative to the United Nations (2017-2019)

•   Governor, South Carolina (2011-2017)

•   Member, South Carolina House of Representatives (2005-2011)

Independent: Yes Age: 47
The Board has nominated Ambassador Haley to be elected to the Board of Directors at the 2019 Annual Meeting of Shareholders. Ambassador Haley would bring to the Board extensive experience in government and international affairs. During her distinguished career as a legislator, governor, and member of the President’s cabinet, Ambassador Haley has demonstrated strong leadership abilities, significant achievement in both domestic and foreign policy, and a commitment to a vibrant and sustainable U.S. industrial base. In addition, Ambassador Haley has a record of accomplishment in areas that are critical to Boeing’s long-term success, such as industrial policy, education, human rights, and international relations. The Board believes that these skills will strengthen the Board’s oversight of Boeing’s long-term business strategy as well as its relationships with its global customer base and other key stakeholders.

LAWRENCE W. KELLNER
President, Emerald Creek Group

Boeing director since: 2011

Professional highlights:

•   President, Emerald Creek Group, LLC (2010-present)

•   Chairman & CEO, Continental Airlines, Inc. (2004-2009)

•   President & COO, Continental Airlines, Inc. (2003-2004)

Independent: Yes Age: 60 Other current directorships: • Sabre Corporation • Marriott International, Inc. Prior directorships: • Chubb Limited
Mr. Kellner brings to the Board extensive airline industry experience developed during his 14 years of service in key leadership positions at Continental Airlines, including Chairman, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. In addition to his deep understanding of strategic planning, customer requirements, and operational management in the airline industry, Mr. Kellner has detailed finance and accounting knowledge gained principally from his experience as Chief Financial Officer at Continental Airlines and American Savings Bank. Mr. Kellner also brings to the Board corporate governance expertise from his service as lead director of Marriott and as chairman of Sabre as well as on the boards of other Fortune 500 companies. In recognition of his expertise in accounting and financial reporting and oversight matters, the Board elected Mr. Kellner to serve as Chair of the Audit Committee.

8	2019 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

CAROLINE B. KENNEDY

Former U.S. Ambassador to Japan

Boeing director since: 2017

Professional highlights:

•   U.S. Ambassador to Japan (2013-2017)

•   Chief Executive of the Office of Strategic Partnerships of NYC Dept. of Education (2002-2004)

•   Vice Chair, The Fund for Public Schools (2002-2011)

Independent: Yes Age: 61
Ambassador Kennedy brings to the Board international business and diplomatic experience, which is invaluable to the Board’s deliberations with respect to the Company’s extensive network of international customers, suppliers, and other stakeholders. In addition to her international and diplomatic experience, Ambassador Kennedy has held high-level positions on several prominent nonprofit boards and been a vocal advocate and leader on a range of education issues vital to the U.S. industrial base, such as increased science, technology, engineering, and math education for women. Ambassador Kennedy’s diversity of experience and accompanying insights broaden and strengthen the Board in its deliberative process and responsibilities in the areas of risk oversight, long-term strategic planning, and talent development.

EDWARD M. LIDDY

Former Chairman & CEO, The Allstate Corporation

Boeing director since: 2010

Professional highlights:

•   Partner, Clayton, Dubilier & Rice, LLC (2008 and 2010-2015)

•   Interim Chairman & CEO, American International Group, Inc. (2008-2009)

•   Chairman & CEO, The Allstate Corporation (Chairman 1999-2008; CEO 1999-2006)

Independent: Yes Age: 73 Other current directorships: • 3M Company • Abbott Laboratories • AbbVie Inc.
Mr. Liddy brings to the Board the benefits of his significant experience as a senior executive and board member of several Fortune 100 companies across a range of industries. Mr. Liddy’s extensive executive leadership experience at Allstate and service at the request of the Secretary of the U.S. Department of the Treasury as Interim Chairman and Chief Executive Officer of American International Group enables him to provide the Board with valuable insights on corporate strategy, risk management, corporate governance, and many other issues facing large, global enterprises. Additionally, Mr. Liddy’s past experience as a Chief Financial Officer of Sears, chair of the audit committees of Boeing, Goldman Sachs, and 3M, and partner at Clayton, Dubilier & Rice, provides the Board with significant knowledge and understanding of corporate finance, capital markets, financial reporting, and accounting matters. Mr. Liddy also brings corporate governance and compensation expertise gained from his service on the boards of other Fortune 200 companies, including as chair of the compensation committee of AbbVie.

2019 Proxy Statement	9

ELECTION OF DIRECTORS (ITEM 1)

DENNIS A. MUILENBURG
Chairman, President & CEO, The Boeing Company

Boeing director since: 2015

Professional highlights:

•   Chairman, President & CEO, The Boeing Company (Chairman 2016-present; CEO 2015-present; President 2013-present)

• Vice Chairman, President & COO, The Boeing Company (2013-2015)

• Executive Vice President, President & CEO, Boeing Defense, Space & Security (2009-2013)

Independent: No Age: 55 Other current directorships: • Caterpillar Inc.

Mr. Muilenburg brings to the Board unparalleled experience and knowledge of Boeing’s operations and markets gained from his service as Chief Executive Officer, as well as his prior service in a wide range of roles at Boeing including as President and Chief Operating Officer and as President of Boeing’s Defense, Space & Security unit. Based on this experience, Mr. Muilenburg is uniquely positioned to identify and address key aerospace industry challenges and opportunities, assist in the Board’s deliberations with respect to enhancing Boeing’s global footprint, pursue opportunities for continued innovation and other strategic imperatives, and provide overall leadership to the Board in his role as Chairman. Mr. Muilenburg also acts as the principal intermediary between management and the Board’s independent directors. In addition, Mr. Muilenburg’s background as a Boeing engineer strengthens the Board’s manufacturing, program development, and technology expertise, and his service on the Caterpillar board and its audit committee enables him to provide the Board with key insights on risk management, corporate finance, and other issues facing large, complex, global manufacturing companies.

SUSAN C. SCHWAB
Professor, University of Maryland School of Public Policy

Boeing director since: 2010

Professional highlights:

•   Professor, University of Maryland School of Public Policy (2009-present)

• Strategic Advisor, Mayer Brown LLP (2010-present)

• U.S. Trade Representative, Executive Office of the President (2006-2009)

Independent: Yes Age: 63 Other current directorships: • Caterpillar Inc. • FedEx Corporation • Marriott International, Inc.

Ambassador Schwab brings unique global and governmental perspectives and experience to the Board and its deliberations. Ambassador Schwab’s extensive experience leading large international trade negotiations positions her well to advise her fellow directors and our senior management on a wide range of key issues facing Boeing through its relationships with non-U.S. companies and governments. Ambassador Schwab’s vast experience in the U.S. government and in public policy formulation also allows her to advise Boeing on the many challenges and opportunities in government relations. In addition, as a result of Ambassador Schwab’s prior business experience and current service on other Fortune 100 corporate boards, she brings expertise to the Board on a wide range of strategic, financial, corporate governance, and compensation matters.

10	2019 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

RONALD A. WILLIAMS
Chairman & CEO, RW2 Enterprises, LLC

Boeing director since: 2010

Professional highlights:

•   Chairman & CEO, RW2 Enterprises, LLC (2011-present)

•   Chairman, President & CEO, Aetna Inc. (Chairman 2006-2011; President 2002-2007; CEO 2006-2010)

•   Executive VP & Chief of Health Operations, Aetna Inc. (2001-2002)

Independent: Yes Age: 69 Other current directorships: • American Express Company • Johnson & Johnson Prior directorships: • Envision Healthcare Corporation

Mr. Williams brings to the Board significant strategic, leadership, operations, and management experience from his tenure at Aetna, including as Chairman and Chief Executive Officer. With more than 25 years of experience in the health care industry, Mr. Williams provides valuable insight into health insurance and employee benefits best practices, as well as the many related areas associated with managing the requirements of companies in industries with large numbers of employees in U.S. and non-U.S. locations. In addition, his service as chair of the risk committee of American Express has enhanced his expertise in risk management at large, global companies. In recognition of Mr. Williams’ significant knowledge and understanding of corporate finance, the Board elected him to serve as Chair of the Finance Committee.

MIKE S. ZAFIROVSKI
Executive Advisor, The Blackstone Group

Boeing director since: 2004

Professional highlights:

•   Executive Advisor, The Blackstone Group (2011-present)

•   President, The Zaf Group (2012-present)

•   Director, President & CEO, Nortel Networks Corporation (2005-2009)

•   Director, President & COO, Motorola, Inc. (2002-2005)

Independent: Yes Age: 65 Other current directorships: • Stericycle, Inc.

Mr. Zafirovski provides guidance to the Board on a wide variety of strategic, operational, and business matters based on his vast experience leading high-technology enterprises with significant international operations. Mr. Zafirovski’s senior executive leadership positions at Nortel, Motorola, and GE enable him to provide unique perspectives on strategic planning, technology development, manufacturing, security, and financial matters. Mr. Zafirovski has emphasized corporate governance and quality leadership teams throughout his career, which is particularly valuable given his service as a member of our Governance, Organization and Nominating Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

2019 Proxy Statement	11

CORPORATE GOVERNANCE

Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the Board’s standing committees, our Director Independence Standards, and our codes of conduct for directors, finance employees, and all employees, may be viewed on our website at www.boeing.com/company/general-info/corporate-governance.page. The GON Committee regularly reviews our governance practices and policies and proposes appropriate modifications for adoption by the Board.

Director Independence

Board Independence

Our Corporate Governance Principles require that at least 75% of the Board satisfy the New York Stock Exchange, or NYSE, criteria for independence. For a director to be considered independent, the Board must determine, after consideration of all relevant facts and circumstances, that he or she has no material relationship with us other than as a director, either directly or as a partner, shareholder, or executive officer of another entity that has a relationship with Boeing. In addition, the Board has adopted Director Independence Standards to assist the Board in its assessment of director independence. These standards are designed to supplement the requirements of the NYSE listing standards. If a director or nominee has a relationship with Boeing that is not addressed in the Director Independence Standards, the members of the Board who have already been determined to be independent shall consider all relevant facts and circumstances and determine whether the relationship is material.

The Board has reviewed all direct and indirect relationships between Boeing and each of our directors and director nominees, and has determined that all of our directors and director nominees, other than Mr. Muilenburg, are independent. Accordingly, independent directors constitute more than 92% of our current Board nominees.

Committee Independence

The Corporate Governance Principles require that all members of the Audit, GON, and Compensation Committees be independent, both under the Director Independence Standards and pursuant to any regulatory requirements. The Board has determined that all members of these committees satisfy all applicable independence requirements.

Leadership Structure

The GON Committee annually evaluates whether the Board’s leadership structure is appropriate to effectively address the unique needs of our business and the long-term interests of our shareholders, and makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chairman and CEO should be separated or combined. The Board, in accordance with our By-Laws, elects a Chairman from among the directors. The Board believes it is in the best interests of the Company and its shareholders for the Board to determine which director is best qualified to serve as Chairman in light of the circumstances at the time, rather than based on a fixed policy. As a result, the roles of Chairman and CEO have been split from time to time, while at other times the roles have been combined. In the event that the Chairman is not an independent director, our Corporate Governance Principles require that an independent Lead Director be elected on an annual basis by a majority of the independent directors following a recommendation from the GON Committee.

The formal duties of the independent Lead Director are as follows:

•	approving Board meeting agendas;

•	in consultation with the Chairman and the nonemployee directors, approving Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	approving the type of information to be provided to directors for Board meetings;

•

presiding at all meetings at which the Chairman is not present, including executive sessions of the nonemployee directors (which are held after every Board meeting), and apprising the Chairman of the issues considered;

•	serving as liaison between the Chairman and the independent directors;

•	being available for consultation and direct communication with the Company’s shareholders;

•	calling additional meetings of the nonemployee directors when necessary and appropriate; and

•	performing such other duties as the Board may from time to time designate.

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David L. Calhoun, our independent Lead Director, performs the following additional duties:

•

speaks with the CEO before and after each stated meeting of the Board to review presentation materials, address matters discussed during executive sessions of the Board’s independent directors, and/or discuss important strategic matters;

•

ensures that the Board’s governance policies are responsive to shareholder concerns, including with respect to matters such as proxy access, succession planning, and limits on outside Board memberships for directors; and

•	meets regularly with members of senior management other than the CEO.

Finally, the independent Lead Director also is responsible for performing any additional duties as the other independent directors may request—whether related to succession planning leadership (with respect to CEO succession and developing second- and third-level leaders), regularly scheduled meetings with the CEO, risk oversight, meeting with investors, or long-term enterprise strategy.

The Board has determined that Dennis Muilenburg, our President and CEO, should also serve as Chairman of the Board at this time. Over his 33-year career at Boeing, Mr. Muilenburg has developed extensive knowledge of, and unrivaled experience in, Boeing and the aerospace industry. In addition, Mr. Muilenburg has demonstrated exceptional leadership abilities, unquestioned integrity, and the strategic vision necessary to create sustainable long-term value for our shareholders in an increasingly competitive marketplace. Meanwhile, our Board includes 12 independent directors, who collectively bring vast senior government and business leadership experience, aerospace expertise, and other critical skills, and each of whom individually has demonstrated the willingness to think and act independently on behalf of shareholders. Based on this combination of Mr. Calhoun’s demonstrated independent leadership; Mr. Muilenburg’s knowledge, experience, leadership, and integrity; and the independence, experience, and integrity of our other independent directors, the Board believes that the Board’s current leadership structure is in the best interests of our shareholders.

Shareholder Outreach

Boeing has long believed that the continued delivery of sustainable, long-term value to our shareholders requires regular dialogue with our shareholders. As a result, our management team participates in numerous investor meetings to discuss our business, strategy, and financial results each year. These meetings include in-person, telephone, and webcast engagements, as well as investor conferences and tours of certain Boeing facilities. In addition, during 2018, we discussed governance, executive compensation, and related matters with a substantial number of our shareholders, representing holdings both large and small. We believe these meetings ensure that management and the Board are aware of our shareholders’ priorities and equipped to address them effectively. The Board considers feedback from these conversations during its deliberations. Indeed, feedback from shareholders has been incorporated in recent Board discussions on a variety of topics, including shareholder proposals, executive compensation, board refreshment, and proxy disclosures, often resulting in changes to our policies and practices.

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Board Committees

The Board has five standing committees, each of which operates under a charter that has been approved by the Board. The Chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on actions taken at each committee meeting. The Board also has established a Stock Plan Committee, to which the Compensation Committee has delegated the authority to approve certain limited stock issuances to employees other than executive officers. The table below sets forth the current membership of each of the standing committees, the independence of each director, and the number of meetings each committee held in 2018.

	Independent Director	Audit Committee	Compensation Committee	Finance Committee	GON Committee	Special Programs Committee
Number of Meetings in 2018	—	10	7	6	6	2
Robert A. Bradway	✓
David L. Calhoun	✓
Arthur D. Collins Jr.	✓
Kenneth M. Duberstein*	✓
Edmund P. Giambastiani Jr.	✓
Lynn J. Good	✓
Lawrence W. Kellner	✓
Caroline B. Kennedy	✓
Edward M. Liddy	✓
Dennis A. Muilenburg
Susan C. Schwab	✓
Ronald A. Williams	✓
Mike S. Zafirovski	✓
*	Mr. Duberstein will retire from the Board at the annual meeting.

Lead Director	Chair	Audit Committee Financial Expert	Member

Audit Committee

The Audit Committee oversees our independent auditor and accounting and internal control matters. Its principal responsibilities include oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent auditor’s qualifications and independence;

•	the performance of our internal audit function;

•	the performance of our independent auditor; and

•	our risk assessment and risk management processes.

At each meeting, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are present to review accounting, control, auditing, and financial reporting matters. In addition, during certain meetings, the Audit Committee meets in executive session with our Chief Financial Officer, General Counsel, Senior Vice President, Office of Internal Governance and Administration, Vice President, Corporate Audit, and representatives of Deloitte & Touche LLP. The Audit Committee also oversees key risks on behalf of the Board including those set forth under “Risk Oversight” on page 16. The Audit Committee also prepares the Audit Committee Report included on page 51. The Audit Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to audit committee

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members established pursuant to applicable law. The Board has determined that each Audit Committee member is financially literate as defined by NYSE listing standards, and that Ms. Good and Messrs. Bradway, Kellner, and Williams are audit committee financial experts as defined by the rules of the Securities and Exchange Commission, or SEC.

Compensation Committee

The Compensation Committee oversees our executive and equity compensation programs. The Compensation Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to compensation committee members established pursuant to applicable law. Additional information about the Compensation Committee, including a more detailed list of its principal responsibilities, is set forth under “Governance of Pay-Setting Process” on page 33. In addition, certain of the Compensation Committee’s risk oversight responsibilities are set forth under “Risk Oversight” on page 16.

Finance Committee

The Finance Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	proposed dividend actions, stock splits, and repurchases, and issuances of debt or equity securities;

•	strategic plans and transactions, including mergers, acquisitions, and divestitures, as well as joint ventures and other equity investments;

•	customer financing activities;

•	our funding plans and funding plans of our subsidiaries;

•	our significant financial exposures, contingent liabilities, and major insurance programs;

•	our credit agreements and short-term investment policies; and

•	employee benefit plan trust investment policies, administration, and performance.

In addition, the Finance Committee has key risk oversight responsibilities that are described under “Risk Oversight” on page 16. The Finance Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards.

Governance, Organization and Nominating Committee

The GON Committee’s principal responsibilities include:

•	making recommendations to the Board concerning the organization, leadership structure, size, and composition of the Board, as well as the compensation and benefits of nonemployee directors;

•	identifying and recommending to the Board candidates who are qualified to become directors under the criteria set forth in our Corporate Governance Principles;

•	assessing the independence of directors on an annual basis and making recommendations to the Board with respect to such assessments;

•	pre-approving, and monitoring on an ongoing basis, directors’ service on the boards of other for-profit companies;

•	overseeing the annual performance evaluation process for the Board;

•	senior management succession planning, including recommending to the Board nominees for CEO and other senior leadership roles;

•	monitoring and reviewing the performance of our CEO;

•	monitoring compliance with stock ownership requirements for directors;

•	considering possible conflicts of interest of directors and officers; and

•

reviewing corporate governance developments and, where appropriate, making recommendations to the Board on corporate governance policies and practices, including any revisions to our Corporate Governance Principles.

The GON Committee also oversees key risks on behalf of the Board, including those set forth under “Risk Oversight” on page 16. From time to time, the GON Committee works with a third-party search firm to identify potential candidates to serve on the Board. The GON Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards.

Special Programs Committee

The Special Programs Committee reviews Boeing’s work on classified U.S. government programs.

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Risk Oversight

We believe taking calculated risks is a critical element of Boeing’s commitment to its customers and shareholders, as well as its mandate to be the best in aerospace and an enduring global industrial champion. However, we believe avoiding imprudent risks and mitigating the many strategic, technological, operational, and compliance risks we face every day is equally critical to Boeing’s long-term success. Senior management is responsible for day-to-day management of risk, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The Board regularly assesses significant risks to the Company in the course of reviews of corporate strategy and the development of our long-range business plan, including significant new development programs.

As part of its responsibilities, the Board and its standing committees also regularly review strategic, operational, financial, compensation, and compliance risks with senior management. Examples of risk oversight activities conducted by the Board’s committees, subject to committee report-outs and full discussion at the Board level, are set forth below.

Audit Committee Risk Oversight

•	Evaluate overall risk assessment and risk management practices

•	Perform central oversight role with respect to financial statement, disclosure, and compliance risks

•	Receive regular reports from our Senior Vice President, Office of Internal Governance and Administration with respect to compliance with our ethics and risk management policies

•

Meet in executive session after every committee meeting with Deloitte & Touche LLP, our independent auditors, as well as periodically with our Chief Financial Officer, Vice President, Corporate Audit, our Senior Vice President, Office of Internal Governance and Administration, and our Executive Vice President and General Counsel to discuss financial and/or compliance risks, and report any findings to the Board

•	Lead the Board’s oversight of cybersecurity risk

GON Committee Risk Oversight

•

Oversee risks related to the Company’s governance, including shareholder outreach efforts on governance-related matters and ensuring the Board’s continued ability to provide independent oversight of management

•	Oversee risks related to the Company’s succession planning process

•	Evaluate related party transactions

•	Evaluate risks in connection with the Company’s nonemployee director compensation program, in consultation with the Committee’s independent compensation consultant

Finance Committee Risk Oversight

•	Evaluate risk related to Boeing’s capital structure, significant financial exposures and major insurance programs

•	Oversee risks related to investments in our employee pension and post-retirement plans

•	Oversee risks related to the Company’s cash deployment strategy

Compensation Committee Risk Oversight

•	Evaluate risk in connection with the design and oversight of compensation programs, in consultation with the Committee’s independent compensation consultant

For more information on oversight of risks related to our compensation practices, see “Compensation and Risk” on page 37.

Additional information about the Board’s responsibilities related to the management of risk is set forth in our Corporate Governance Principles.

Director Retirement Policy

Our Corporate Governance Principles generally require that no director may serve if he or she would be 74 years of age or older at the time of election.

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Board Self-Evaluation

The Board and its standing committees perform thorough self-evaluations each year. These self-evaluations are overseen by the GON Committee and are designed to ensure that the Board functions effectively and identifies areas of potential improvement. In 2018, these self-evaluations included the distribution of questionnaires to each director, wide-ranging Board and committee discussions in executive session led by the independent Lead Director or relevant committee chair, and opportunities for discussions between individual directors and the Corporate Secretary, the independent Lead Director, and/or any relevant committee chair. Topics covered by these self-evaluations included:

•	whether the structure of the Board and its committees is appropriate in light of the Company’s strategic objectives;

•	the Board’s effectiveness in overseeing and monitoring Boeing’s long-term strategy, including its long-range business plan;

•	the effectiveness of the Board’s oversight of key strategic, operational, and compliance risks;

•	the adequacy of the written materials and presentations prepared by management for the Board;

•	the quality of the Board’s deliberations, as well as whether there are adequate open lines of communication between directors and members of management;

•	whether executive sessions are held with the appropriate frequency and cover an appropriate range of topics;
•	the extent to which the mix of skills, attributes, and qualifications of the individual directors enable the Board to perform effectively; and

•	whether individual directors are prepared for each meeting and contribute substantively to the deliberations of the Board and any relevant committee.

Following these self-evaluations, the GON Committee Chair discusses areas for potential improvement with the Board and/or relevant committees and, if necessary, identifies steps required to implement these improvements. The Board has made several changes to how it operates based on the results of recent self-evaluations, including adding opportunities for one-on-one director interaction with senior management succession candidates, enhancing director orientation procedures, and increasing frequency of reviews of key risks such as cybersecurity.

Environmental Stewardship and Global Engagement

Environmental Stewardship

Since 2007, GHG decreased by 28% while aircraft deliveries increased by 66%8 Years EPA ENERGY STAR(R) Partner of the YearPer passenger mile, 737 MAX is as efcient as a hybrid-electric carTHE FUTURE IS BUILT HERE

Boeing’s commitment to innovation means more than just game-changing aerospace products and services. We extend that commitment to how we take care of the environment and engage with the communities in which we operate as well as the processes that govern our environmental strategy and policy. Boeing is pursuing innovation and leadership that will build a brighter, more sustainable future for our employees, customers, industry, and communities. Our strategy and actions reflect goals and priorities that address the most critical environmental challenges facing our company, customers, and industry. For a link to our most recent Environment Report and additional information on the progress we have made at improving the environmental performance of our products and services, as well as our operations, visit www.boeing.com/principles/environment.

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Boeing Global Engagement

More than $1 BILLION ($1.7B to be exact) in Boeing community investments over the last 10 years. 291GRANTS targeting STEM and workforce development programs In 2018 : More than $55M in charitable grants to 443 nonprofits in 47 countriesIncludes $13M in support of veterans programsBoeing employees have contributed more than$190M+ to charitable causes over the last 5 years

Through purposeful community investments, employee engagement, and thoughtful advocacy efforts, Boeing and its employees support innovative partnerships and programs that align with our strategic objectives, create value, and help build better communities worldwide. First, we are committed to helping children and youth achieve their potential through educational enrichment and support programs that promote academic success, independence, and economic sustainability. Second, through hiring and employment programs as well as grants and volunteer activities, we help armed forces veterans and their families’ transition successfully into civilian life. Third, we believe that maintaining a local focus and flexibility to respond to local needs is vital to Boeing’s charitable investment and employee engagement strategy. As a result, we focus our expertise and employee volunteerism on issues that are of importance to each site and region of the world our company operates. For additional information, and to see how Boeing and its employees give their time, talent and resources in communities around the world, visit www.boeing.com/principles/global-engagement-summary.page and download our most recent Global Engagement Portfolio.

Meeting Attendance

During 2018, the Board held seven meetings. Each incumbent director nominee attended at least 87% of the meetings of the Board and the committees on which he or she served during 2018, and average attendance at these meetings exceeded 97%. Absent extenuating circumstances, directors are required to attend our annual meetings of shareholders, and all but one of the directors attended our 2018 Annual Meeting.

Communication with the Board

The Board has established a process whereby shareholders and other interested parties can send communications to our independent Lead Director, to the nonemployee directors as a group, or to the Audit Committee. This process is described at www.boeing.com/company/general-info/corporate-governance.page.

Codes of Conduct

The Board expects directors, officers and employees to act ethically, including by adhering to all applicable codes of conduct, at all times. Shareholders may view Boeing’s codes of conduct at www.boeing.com/company/general-info/corporate-governance.page. Waivers with respect to these codes for directors and officers may be granted only by the Board, and any such waiver must be promptly disclosed on our website. No waivers were requested during 2018. Directors are required to promptly inform the Chairman of the Board or the Chair of the GON Committee of any actual or potential conflicts of interest and to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Compensation of Directors

We have designed our nonemployee director compensation program to achieve the following objectives:

•	align directors’ interests with the long-term interests of our shareholders;

•	attract and retain outstanding director candidates with diverse backgrounds and experiences; and

•	recognize the substantial time commitment required to serve as a Boeing director.

The GON Committee reviews Boeing’s director compensation program on an annual basis. When making its recommendations, the GON Committee considers director compensation levels at the same group of companies used to benchmark the named executive officers’ compensation. See “Benchmarking Against Our Peer Group” on page 35 for more information. Pay Governance served during 2018 as the GON Committee’s independent consultant with

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respect to the compensation of our directors. Independent directors may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us.

Our nonemployee director compensation program consists of cash (board, committee chair and lead director retainer fees) and retainer stock units. In addition, we match director contributions to eligible non-profit organizations, up to a maximum match of $31,000 per year. We also reimburse directors for travel and other out-of-pocket expenses, if any, incurred in connection with their services. Directors who are Boeing employees do not participate in the nonemployee director compensation program.

2018 Director Compensation Table

The following table sets forth 2018 compensation for each nonemployee director.

Director	Fees Earned or Paid in Cash ($)(6)	Stock Awards ($)(7)	All Other Compensation ($)(8)	Total ($)
Robert A. Bradway	135,000	180,000	31,000	346,000
David L. Calhoun(1)	175,110	180,000	—	355,110
Arthur D. Collins Jr. (2)	155,000	180,000	31,000	366,000
Kenneth M. Duberstein(3)	144,890	180,000	31,000	355,890
Edmund P. Giambastiani Jr.	135,000	180,000	10,630	325,630
Lynn J. Good	135,000	180,000	—	315,000
Lawrence W. Kellner(4)	160,000	180,000	31,000	371,000
Caroline Kennedy	135,000	180,000	28,000	343,000
Edward M. Liddy	135,000	180,000	—	315,000
Susan C. Schwab	135,000	180,000	31,000	346,000
Ronald A. Williams(5)	150,000	180,000	31,000	361,000
Mike S. Zafirovski	135,000	180,000	31,000	346,000

(1)	Mr. Calhoun served as Lead Director effective April 30, 2018, and as GON Committee Chair for all of 2018.
(2)	Mr. Collins served as Compensation Committee Chair for all of 2018.
(3)	Mr. Duberstein served as Lead Director from January 1, 2018 through April 29, 2018.
(4)	Mr. Kellner served as Audit Committee Chair for all of 2018.
(5)	Mr. Williams served as Finance Committee Chair for all of 2018.
(6)

Reflects total cash compensation paid in 2018 and includes amounts deferred at the director’s election pursuant to our Deferred Compensation Plan for Directors. Cash compensation for nonemployee directors is paid in four quarterly installments as of the first business day of each quarter and is pro-rated for directors who join the Board during a quarter.

(7)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the retainer stock units awarded to each nonemployee director in 2018. Retainer stock units are awarded in four quarterly installments as of the first business day of each quarter and are pro-rated for directors who join the Board during a quarter. The grant date fair value for these awards is equal to the fair market value of the underlying Boeing stock on the grant date. The “fair market value” for a single trading day is the average of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. The following table sets forth the aggregate number of deferred stock units accumulated in each director’s account as of December 31, 2018 from deferrals of cash compensation and retainer stock units, including additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units.

Director	Accumulated Deferred Stock Units
Robert A. Bradway	2,922
David L. Calhoun	24,278
Arthur D. Collins Jr.	40,938
Kenneth M. Duberstein	59,094
Edmund P. Giambastiani Jr.	15,266
Lynn J. Good	3,821
Lawrence W. Kellner	10,142
Caroline Kennedy	836
Edward M. Liddy	21,445
Susan C. Schwab	14,154
Ronald A. Williams	16,647
Mike S. Zafirovski	48,116

(8)	Consists of gift matching of charitable contributions under the Board Member Leadership Gift Match Program. Directors derive no financial benefit from these charitable contributions.

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Cash Retainers

In 2018, each of our nonemployee directors received an annual cash retainer fee of $135,000. We also pay the following additional annual retainer fees to directors serving in leadership positions: Lead Director $30,000, Audit Committee Chair $25,000, Compensation and GON Committee Chairs $20,000, and Finance Committee Chair $15,000. Based on analysis of director compensation trends among our peer group companies by Pay Governance, the GON Committee recommended and the Board approved, effective January 1, 2019, an increase in the Lead Director annual retainer fee to $35,000 and an increase in the Finance Committee Chair annual retainer fee to $20,000, in each case to more closely align with our peer group.

Our Deferred Compensation Plan for Directors gives nonemployee directors the opportunity to defer all or part of their cash compensation into a stock unit account as deferred stock units or an interest-bearing, cash-based account. Directors do not have the right to vote or transfer deferred stock units. Deferred stock units earn dividend equivalents, which are credited as additional deferred stock units, and will be distributed as shares of Boeing stock. Directors may elect to receive the distribution of shares in respect of these units in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of Board service. Directors elected to defer 2018 cash compensation into deferred stock units as follows: $135,000 for 409 units each for Ms. Good and Messrs. Bradway and Zafirovski; Mr. Calhoun, $175,110 for 527 units; Mr. Collins, $155,000 for 469 units; and Mr. Williams, $150,000 for 454 units. Ambassador Schwab elected to defer $135,000 of her 2018 cash compensation into an interest-bearing, cash-based account.

Retainer Stock Units

In 2018, our nonemployee directors received equity compensation valued at $180,000 per year in the form of retainer stock units, which are distributed as shares of Boeing stock after termination of Board service. The Board believes that retainer stock units further align directors’ interests with the long-term interests of our shareholders. Each nonemployee director received an aggregate of 545 retainer stock units during 2018. Directors do not have the right to vote or transfer retainer stock units. Retainer stock units earn dividend equivalents, which are credited as additional retainer stock units. Directors may elect to receive the distribution of shares in respect of these units in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of Board service. Based on Pay Governance’s analysis of director compensation trends among our peer group companies, the GON Committee recommended and the Board approved an increase in the value of retainer stock units granted to each of our nonemployee directors, effective January 1, 2019, to $200,000 per year to more closely align nonemployee director equity compensation with that of our peer group.

Director Stock Ownership Requirements

To further align the interests of directors with the long-term interests of our shareholders, our Corporate Governance Principles require each nonemployee director with more than three years of Board service to own stock or stock equivalents with a value of at least three times the annual cash retainer fee, and directors with more than six years of Board service to own stock or stock equivalents with a value of at least five times the annual cash retainer fee. The GON Committee annually reviews whether each nonemployee director has met the applicable requirement, and makes recommendations as appropriate. Each director currently exceeds his or her applicable stock ownership requirement.

Compensation Consultants

The Compensation Committee engaged CAP and Pay Governance to serve as its independent compensation consultants during 2018. In this capacity, CAP and Pay Governance advised on peer group pay practices and other relevant benchmarks with respect to chief executive officer compensation, as well as regulatory developments and compensation trends. In addition, CAP and Pay Governance advised the Compensation Committee concerning management’s compensation data and recommendations. The GON Committee also engaged Pay Governance to serve as its independent compensation consultant relating to nonemployee director compensation during 2018. In connection with performing these roles, CAP and Pay Governance took direction from the Compensation and GON Committees, as appropriate, reported directly to the committees, and did not provide any other services to Boeing. See discussion on page 33 under “Governance of Pay-Setting Process.” The Compensation Committee assessed the independence of CAP and Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent either compensation consultant from independently representing the Compensation and GON Committees. In making this assessment, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to the compensation consultant’s independence, including that neither consultant provided services for Boeing other than pursuant to their engagement by the Compensation and GON Committees. The Compensation Committee also determined there were no other factors the Committee should consider in connection with the assessment or that were otherwise relevant to the Committee’s engagement of CAP or Pay Governance.

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Related-Person Transactions

Some of our directors, executive officers, greater than 5% shareholders, and their immediate family members may be directors, officers, partners, employees, or shareholders of entities with which we do business in the ordinary course. We carry out transactions with these firms on customary terms, and, in many instances, our directors and executive officers may not have knowledge of them.

Policies and Procedures

We regularly review transactions with related persons, including sales, purchases, transfers of realty and personal property, services received or furnished, use of property and equipment by lease or otherwise, borrowings and lendings, guarantees, filings of consolidated tax returns, and employment arrangements. Under our policies and procedures, related persons include our executive officers, directors, director nominees and holders of more than 5% of our stock, as well as their immediate family members. Any findings are furnished to the Vice President, Accounting and Financial Reporting, who reviews potential related-person transactions for materiality and evaluates the need for disclosure under SEC rules.

In addition, the GON Committee assesses possible conflicts of interest of directors and executive officers, and considers for review and approval or ratification any transaction or proposed transaction required to be disclosed under SEC rules in which Boeing is or is to be a participant and the amount involved exceeds $120,000, and in which a director, director nominee, executive officer, or an immediate family member of such persons has or will have an interest.

Executive officers are also subject to our policies and procedures applicable to all employees, which require them to disclose potential conflicts of interest and us to conduct reviews and make determinations with respect to specified transactions. Our Vice President, Ethics and Business Conduct, oversees these reviews and determinations, and refers to the GON Committee for review and approval or ratification possible conflicts of interest involving executive officers. The factors considered in making the determination include the executive officer’s duties and responsibilities and, if the transaction includes another company, (1) the company or business involved in the transaction, including the product lines and market of the company or business, (2) the relationship between us and the other company or business, if any (for example, if the other company is one of our suppliers, customers or competitors), and (3) the relationship between the executive officer or his or her immediate family and the other company or business (for example, owner, co-owner, employee or representative).

Directors are required to disclose to the Chairman of the Board or the Chair of the GON Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with us, including:

•	engaging in any conduct or activities that would impair our relationship with any person or entity with which we propose to enter into a business or contractual relationship;

•

accepting compensation from us other than compensation associated with his or her activities as a nonemployee director unless such compensation is approved in advance by the Chair of the GON Committee;

•	receiving improper gifts from persons or entities that deal with us; and

•

using our assets, labor, or information for personal use except as outlined in our policies and procedures or unless approved by the Chair of the GON Committee or as part of a compensation or expense reimbursement program available to all directors.

Directors must recuse themselves from any discussion or decision affecting their personal, business, or professional interests. Finally, pursuant to our Corporate Governance Principles, we may not, directly or indirectly, extend or maintain credit or arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Certain Transactions

The following transactions were reviewed and considered in light of the policies and procedures discussed above:

BlackRock, Inc., or BlackRock, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 2 to a Schedule 13G filed by BlackRock with the SEC on February 4, 2019. BlackRock provided investment management services and analytics to the Retirement Plans Trust and the Savings Plans Trust, and received approximately $23.4 million for such services in 2018.

Newport Trust Company, or Newport, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 1 to a Schedule 13G filed by Newport with the SEC on January 30, 2019. Newport is the investment manager for shares of our common stock held by the Savings Plans Trust and is entitled to an annual fee based on the market value of our common stock in the Savings Plans Trust. In 2018, these fees totaled approximately $2.0 million.

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The Vanguard Group, or Vanguard, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 4 to a Schedule 13G filed by Vanguard with the SEC on February 11, 2019. Vanguard received an aggregate of approximately $452,000 for management fees in 2018 from certain of our subsidiary retirement plans and a trust that funds a portion of our health and welfare plans.

From time to time, we may enter into customary relationships and/or purchase services in the ordinary course of business from one or more of the financial institutions named above and/or their respective affiliates.

Steven Caret has been employed by us since 2004, and is the husband of Leanne Caret, who became an executive officer in 2016. His compensation was established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Mr. Caret’s 2018 compensation was approximately $261,000. He is also eligible to participate in our employee benefit programs on the same basis as other eligible employees.

22	2019 Proxy Statement

APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 2)

PROPOSAL SUMMARY

Shareholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as set forth under the heading “Compensation Discussion and Analysis.”

The Board recommends that you vote FOR the resolution approving named executive officer compensation.

2018 was a very strong year for Boeing, with record revenues, operating earnings, operating margins, earnings per share, cash flow, and commercial aircraft deliveries. Our shareholders shared in this success, as evidenced by our Dow Jones Industrial Average-leading total shareholder returns during 2016-2018 (141.8%) and 2014-2018 (168.8%). Our executive compensation program is designed to reward strong performance, attract and retain superior leaders, and align our executives’ interests with the long-term interests of our shareholders. Our Compensation Discussion and Analysis describes how our named executive officers are compensated in detail, including the following:

Pay for Performance

•

annual and long-term incentive metrics that align with our business strategy, focusing our executives on increasing revenues, reducing costs, effectively managing net assets to optimize cash flow, and generating sustainable increases in shareholder value;

•

more challenging annual and long-term performance targets, including a 2016-2018 long-term incentive performance target that exceeded the 2015-2017 target by 12%, and 2018 annual performance targets that, on average, exceeded 2017 targets by 36%;

•	approximately 90% of our CEO’s 2018 target compensation was variable and at risk;

•	capped payouts and other protections to avoid excessive risk;

•	no incentive payouts for performance below threshold;

Alignment with Shareholder Interests

•	25% of our named executive officers’ target long-term incentive compensation is tied to Boeing’s total shareholder return relative to a pre-established group of peer companies;

•	forfeiture of unearned incentive program awards upon termination or retirement;

•	rigorous stock holding period and ownership requirements, including a 6x base salary requirement for our CEO, ensuring that executive officers maintain a significant stake in our long-term success;

•	no accelerated vesting of equity awards solely related to a change in control;

•	no employment or change-in-control agreements;

•	no pledging or hedging of Boeing stock;

Responsible Pay Practices

•	benchmarking design practices and pay levels against industry peers and other similarly-sized companies, with pay opportunities generally targeted at or near the median;

•	robust clawback policy applicable to all incentive pay; and

•	no tax gross-ups other than for certain relocation expenses.

We believe that our executive compensation program plays a key role in driving Boeing’s long-term performance, as evidenced by Boeing’s recent strong financial and operating results. In future years, we expect to continue to reward executives who deliver strong results by tying compensation to demonstrated individual and Company performance.

In 2018, our shareholders approved the compensation of our named executive officers with a FOR vote of 93%. This year, we once again request your vote supporting the following nonbinding resolution:

RESOLVED: That the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

2019 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Principal Components of Named Executive Officer Compensation

Base Salary (10% of CEO's target compensation) Salary levels based on skills, experience, and demonstrated performance Target levels of incentive compensation based on percentage of base salary Annual Incentive (17% of CEO's target compensation) 100% performance-based Ensures that significant portion of annual compensation is at risk Performance metrics designed to drive sustainable growth Long-Term Incentive (73% of CEO's target compensation) Designed to drive sustained business performance, encourage retention, and align executives' interests with shareholders' long-term interests Performance awards (50%) are payable in stock or cash to the extent Company performance targets are met Performance-based restricted stock units (25%), or PBRSUs, are earned based on total shareholder return, or TSR, relative to peer companies Restricted stock units (25%) vest after three years

Performance Measures Driving 2018 Compensation

2018 Revenue* 2018 Free Cash Flow* 2018 Core Earnings Per Share* $100.8B Target of $97.0B $13.6B Target of $12.8B $15.51 Target of $14.00 Annual Incentive Payout of 166%, subject to individual performance 2016-2018 Economic Profit* 2016-2018 Total Shareholder Return Ranking Among Peers $17.8B 147% of Target Performance Award Payout #1 of 22 Maximum Payout under PBRSUs

*

As adjusted by the Compensation Committee to better reflect core operating performance (see pages 27 and 30-32). Free cash flow and core EPS are defined on page 27; economic profit is defined on page 31.

24	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Opportunities for Shareholder Feedback

The Board and the Compensation Committee continue to encourage shareholder feedback, and executive compensation remains a key focus area in our year-round discussions with shareholders. In those discussions, investors told us that Boeing’s pay practices and pay-for-performance strategy appear strongly aligned with shareholder interests. Additional information on our shareholder engagement program is set forth under “Shareholder Outreach” on page 13.

Shareholders have also been supportive of past enhancements to our executive compensation program, including:

•	the introduction of three performance metrics that pay executive officers based on our operational and financial performance and how well we deliver shareholder value relative to our peers;

•	more stringent stock holding periods; and

•	an expanded clawback policy, permitting recoupment even absent a financial restatement.

In 2018, our executive compensation program received 93% approval from our shareholders. The favorable shareholder vote and positive feedback from investors were two factors that contributed to the Compensation Committee’s decision to make no substantial changes to our compensation practices and policies in 2018. The Compensation Committee will continue to consider say-on-pay vote results and feedback from shareholders when reviewing our executive compensation programs and practices.

Program Objectives

Pay for Performance

•	Each element of our executives’ compensation is designed to align with our long-term business strategy and drive sustainable operating and financial results.

•	100% of annual and 75% of long-term incentive awards are tied to performance criteria.

•	Our annual incentive plan pays based on Company performance against financial targets set by the Compensation Committee, as well as on individual performance.

•	Our long-term incentive program awards are tied to rigorous financial performance metrics, TSR relative to a group of peer companies set by the Compensation Committee, share price, and individual performance.
Attract and Retain World-Class Talent

•	Compensation elements and award opportunities are designed to position us to compete effectively for engineering, business, information technology, financial, and other executive talent.

•	High-performing executives may earn above-target pay when performance goals are exceeded.
Shareholder Alignment

•	Approximately 86% of named executive officer, or NEO, target compensation is linked to achievement of rigorous performance targets, TSR relative to our peers, and/or share price.

•	Executive officers must own significant amounts of Boeing stock throughout the term of their employment and must hold vested stock until share ownership requirements are met.

•	We do not accelerate vesting of equity awards solely in connection with a change in control.

•	Executives receive 25% of their long-term incentive target in PBRSUs, which pay out based on Boeing’s TSR over a three-year period relative to peer companies.
Reduce Risk

•	Our annual incentive awards, performance awards, and PBRSUs are subject to caps.

•	All incentive compensation is subject to a rigorous clawback policy.

•	Executive officers may not engage in pledging, hedging, or other speculative trading activity.

•	The Compensation Committee and its independent consultant review our executive compensation plans and programs on at least an annual basis.

•	Compensation risk considerations are discussed in additional detail on page 37.

2019 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

Program Design and Principal Elements

What We Do
Vast majority of pay is performance-based

Multiple performance metrics

Rigorous stock ownership requirements

Robust clawback policy

Benchmark target pay to median of a peer group developed using appropriate criteria

Active engagement with shareholders

Challenging performance targets

Stock holding requirements

Independent compensation consultant reports directly to Compensation Committee

What We Don’t Do
No payouts for below-threshold performance

No accelerated vesting of equity awards solely in connection with a change in control

No tax gross-ups, other than for certain relocation expenses

No employment agreements (except where required by non-U.S. local law)

No change-in-control arrangements

No pledging or hedging of Boeing stock

No uncapped incentive awards

No excessive perquisites

2018 Target Compensation

We design our executive compensation program to attract and retain the talent needed to achieve our long-term strategic objectives, reward executives who achieve those objectives, and align executives’ interests with the long-term interests of our shareholders. The Compensation Committee reviews our executive compensation program on at least an annual basis and, with the assistance of its independent compensation consultant, compares our executive compensation practices to those of our peers. Individual executive pay is generally benchmarked against the median of our peer group, but actual target pay also takes into account job requirements, the executive’s experience and performance, and the evolving needs of the business.

The table below sets forth our 2018 NEOs, with their target compensation elements and target total compensation based on their base salary as of December 31, 2018. In each case, target amounts are those amounts that would have been earned had the Company and the executive achieved target performance levels set by the Compensation Committee. The 2018 Target Long-Term Incentive Compensation column reflects target award values under our long-term incentive program, which consists of performance awards, PBRSUs, and RSUs. Target value of actual incentive awards may differ from these amounts due to changes in base salary during the year. In addition, the long-term incentive targets set forth below do not reflect the impact of the executive’s individual performance score. For additional information on how long-term incentive awards are calculated, see “Mix of Pay—Long-Term Incentive Program” beginning on page 31.

(Dollars in thousands) Name	2018 Annualized Base Salary (a)	2018 Target Annual Incentive as a % of Base Salary (b)	2018 Target Annual Incentive Compensation (c)=(a)x(b)	2018 Target Long-Term Incentive as a % of Base Salary (d)	2018 Target Long-Term Incentive Compensation (e)=(a)x(d)	2018 Total Annualized Target Direct Compensation (f)=(a)+(c)+(e)
Dennis A. Muilenburg Chairman, President and Chief Executive Officer	$1,700	175%	$2,975	750%	$12,750	$17,425
Gregory D. Smith Chief Financial Officer and Executive Vice President, Enterprise Performance and Strategy	$1,040	110%	$1,144	425%	$4,420	$6,604
Leanne G. Caret Executive Vice President, President and Chief Executive Officer, Boeing Defense, Space & Security	$900	100%	$900	400%	$3,600	$5,400
Gregory L. Hyslop Chief Technology Officer and Senior Vice President, Boeing Engineering, Test & Technology	$612	75%	$459	250%	$1,531	$2,603
J. Michael Luttig Executive Vice President and General Counsel	$965	110%	$1,061	400%	$3,860	$5,886

26	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2018 Annual Incentive Program 2018 Long-Term Incentive Program

Performance Metrics for 2018 Incentive Plans

Free Cash Flow, Core Earnings Per Share, and Revenue

Our annual incentive plan measures Company performance using a combination of free cash flow, core earnings per share, and revenue. The performance award portion of our long-term incentive program will also pay out based on these metrics. Core earnings per share, or core EPS, is defined as GAAP diluted earnings per share excluding the net earnings per share impact of unallocated pension and other postretirement benefit expense. Free cash flow is defined as GAAP operating cash flow less capital expenditures for property, plant, and equipment additions.

The Compensation Committee determined that these performance metrics would further sharpen executives’ focus on the elements of operational and financial performance that we believe best drive long-term shareholder value. Our broad-based, non-executive incentive programs also use these metrics, further ensuring that all employees are aligned in pursuit of the same financial and operational goals. We believe that these metrics drive accountability and performance and enable employees at every level to maintain a stronger and more direct line of sight to operational and financial performance. To better reflect the core operating performance of the Company, the Compensation Committee may adjust one or more of these metrics to account for (1) significant external events outside management’s control, such as tax or regulatory changes, (2) management decisions intended to increase long-term value but that create short-term financial impacts, such as major acquisitions or dispositions or unplanned share repurchases, and (3) significant changes to market conditions that were not foreseeable at the outset of a performance period. References to these metrics in this proxy statement mean such metrics as adjusted to account for such items. See “2018 Annual Incentive Assessment” on page 30 for information on adjustments to these metrics made by the Compensation Committee for 2018.

Because of the long product cycles in our business, the Compensation Committee believes that the one-year and three-year versions of these metrics create differentiated yet complementary incentives for our employees. The table below outlines some of the key drivers impacting our operational and financial performance on a one- and three-year basis.

Drivers of One-Year Performance	Additional Drivers of Three-Year Performance

•   Operating cost management

•   Disciplined asset, inventory and cash management

•   Business execution

•   First-time quality and on-time delivery

•   Achievement of annual productivity targets

•   Strong services order capture

• Efficient use of long-term assets • Technology innovation • Sustained productivity • Long-term risk reduction • New orders with favorable terms • Business model enhancements

We use these metrics to drive the linkage between business objectives and improved and sustained performance. For example, key drivers impacting revenue include new orders, business execution, first-time quality, and our ability to deliver on our commitments to customers. Likewise, drivers of core EPS include first-time engineering and manufacturing quality, continued innovation—particularly for purposes of the long-term incentive program—and achievement of productivity targets. Finally, free cash flow, weighted at 50%, is the metric with the most significant impact on executive compensation. Drivers of free cash flow include efficient long-term asset utilization and disciplined investments in productivity and innovation, as well as many of the other drivers described above. In some cases, these

2019 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

drivers will have enhanced significance for either one-year or three-year performance. For example, as commercial airplanes are often delivered one or more years after they are ordered, new orders tend to have a more significant impact on revenue in the context of the three-year performance periods.

Total Shareholder Return Relative to Peer Companies

The long-term incentive program also includes PBRSUs, which are paid in shares of stock after a three-year performance period and are earned based on Boeing’s TSR relative to a group of peer companies determined by the Compensation Committee. For peer group information, see “Benchmarking Against Our Peer Group” on page 35.

Adjusted Operating Cash Flow (For 162(m) Purposes)

We have historically measured our adjusted operating cash flow in order to determine the deductibility of annual and long-term incentive awards under Section 162(m) of the Internal Revenue Code. Adjusted operating cash flow means the net cash provided by operating activities as reported in our consolidated statement of cash flows included in our Annual Report on Form 10-K, adjusted to eliminate the effect of net customer financing cash flows. Incentive deductibility, including the impact on deductibility resulting from the passage of the Tax Cuts and Jobs Act of 2017, is discussed under “Accounting and Tax Implications, Including Limitations on Deductibility of Compensation” on page 36.

Determination of Performance Goals and Awards

Each year, the Compensation Committee sets one- and three-year financial goals for our annual and long-term compensation programs based on our long-range business plan. These goals incorporate expectations regarding the probability of achieving performance goals, key risks, and a degree of “stretch” to push our executives to achieve superior performance. When setting performance goals, the Compensation Committee seeks to ensure that the target payout is achievable if the Company executes according to its long-range business plan during the applicable period. It is expected that both maximum performance and less-than-threshold (i.e., zero payout) performance would be infrequent.

Following each performance period, the Compensation Committee evaluates our performance and approves final awards. Set forth below are our goals and actual performance for the 2018 annual incentive plan and 2016-2018 performance awards, together with key drivers of our performance. 2016-2018 performance awards were earned based on economic profit performance. For additional information on economic profit, see “2016-2018 Performance Award Assessment” on page 31.

2018 Annual Incentive Plan Company Performance Score: 166% (vs. target of 100%)	Free Cash Flow | Goal: $12.8B | Result*: $13.6B
	•	Core operating execution across business units, driving record cash flow
	•	Increased cost savings and improved efficiency from productivity initiatives
	•	Improved working capital performance and disciplined asset and cash management
Core EPS | Goal: $14.00 | Result*: $15.51
	•	Core operating execution across business units, driving record EPS
	•	Increased cost savings and improved efficiency from productivity initiatives
	•	Higher than estimated costs for the KC-46 Tanker program and strategic investments in the MQ-25 and T-X programs
Revenue | Goal: $97.0B | Result*: $100.8B
	•	Core operating execution across business units, driving record revenue
	•	Achieved record of 806 commercial airplane deliveries
	•	Above-market growth in services, defense and space businesses
2016-2018 Performance Awards Company Performance Score: 147% (vs. target of 100%)	Economic Profit | Goal: $15.9B | Result*: $17.8B
	•	Solid core operating execution across business units
	•	Increased cost savings and improved efficiency from productivity initiatives
	•	Improved working capital performance and disciplined asset and cash management
	•	Lower than expected growth in the global air cargo market, resulting in 747 production rate plan adjustments
	•	Changes in commodity price indices that impacted price escalation formulas for our Commercial Airplanes business
	•	Higher than estimated costs for the KC-46 Tanker program and strategic investments in the MQ-25 and T-X programs
*	As adjusted by the Compensation Committee to better reflect core operating performance. See pages 30-32.

28	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mix of Pay

Approximately 90% of the CEO’s target compensation and 83% of the other NEOs’ target compensation is variable based on Company and individual performance. Variable compensation consists of the target annual incentive and the target value of performance awards, PBRSUs and RSUs. The percentages below are calculated by dividing each compensation element by the target total compensation, which consists of base salary plus variable compensation.

Base Salary

Base salaries are designed to provide a fixed level of cash compensation for each executive based on competitive market data and individual factors such as competencies, skills, experience, contributions, performance, and the assumption of new responsibilities or promotions. There are no specific weightings assigned to these individual factors. Annual salary adjustments generally take effect in March. When setting base salaries, the Compensation Committee and the Board also consider the impact of base salary on other compensation elements, such as the size of target incentive awards. For 2018, Ms. Caret’s base salary was increased to $900,000 from its 2017 level of $750,000, and Mr. Hyslop’s base salary was increased to $612,500 from its 2017 level of $555,000, in each case to bring the NEO’s total target compensation closer to the median for comparable executive roles within our peer group. For our other NEOs, the base salaries increased between 0% and 4% over their 2017 salaries.

Annual Incentive Plan

Features of Annual Incentive Plan

•	Awards are payable in cash

•	Payout based on Company and individual performance

•	Company performance metrics: 50% Free Cash Flow, 25% Core EPS, 25% Revenue

The annual incentive plan is designed to drive near-term program execution, operational excellence, and sustainable growth, as well as to differentiate executives based on individual performance. The Compensation Committee assigned each executive a target incentive award, determined as a percentage of base salary, based on competitive market data and the executive’s pay grade, responsibilities and role. In 2018, Mr. Muilenburg’s annual incentive target was increased from 170% to 175% of his base salary, in order to bring his total target compensation closer to the median for chief executive officers within our peer group. There were no changes to the target incentive amounts for our other NEOs in 2018.

Actual incentive awards are determined as follows:

Target Annual Incentive Award (% of Base Salary)	X	Company Performance Score (0—200%)	X	Individual Performance Score (0—200%)	=	Final Annual Incentive Award (Capped at 200% of Target)

The CEO’s individual performance score is determined by the Compensation and GON Committees and reviewed with the other independent directors of the Board. The CEO presents the Compensation Committee with recommendations for individual performance scores for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO’s recommendations, makes such adjustments as it deems appropriate, and approves the individual performance scores. Individual performance scores reflect the Compensation Committee’s assessment of each executive’s business achievements, contributions, and overall organization performance, including performance with respect to several key leadership behaviors that Boeing believes are critical to business success.

2019 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

2018 Annual Incentive Assessment

The Company performance score is determined by comparing the Company’s free cash flow, core EPS, and revenue to targets set at the beginning of the year by the Compensation Committee, with free cash flow weighted at 50% and the other two metrics weighted at 25% each. Actual performance that is higher or lower than target for any particular metric is assigned a percentage score from 0% to 200% based on a curve established by the Compensation Committee. 2018 Company performance with respect to each metric is set forth below:

Metric	Weighting	Target	Result
Free Cash Flow	50%	$12.8B	$13.6B
Revenue	25%	$97.0B	$100.8B
Core EPS	25%	$14.00	$15.51

The performance set forth above resulted in a Company performance score of 166%. This above-target performance was achieved despite performance targets for free cash flow, revenue and core EPS being higher than the 2017 targets for the same metrics. For information on key drivers of Company performance, see “Determination of Performance Goals and Awards” on page 28. In order to better reflect the Company’s core operating performance, the Compensation Committee, consistent with its authority and past practices, adjusted core EPS upward to exclude or partially exclude the impact of strategic investments in the MQ-25 and T-X programs and a litigation outcome, and adjusted core EPS downward to exclude the financial impact of lower-than-planned tax rates.

In 2018, individual performance scores for the NEOs ranged from 95% to 110%, averaging 103%. Messrs. Muilenburg and Smith received scores above 100%. The performance scores were primarily the result of each executive’s financial, operational, and business achievements, as well as their progress on key initiatives, leadership strength, and overall contributions to the Company during 2018. In addition to these factors, the individual performance scores reflect the following:

•

Mr. Muilenburg’s leadership in successfully executing Boeing’s business strategies in 2018, as evidenced by record operating cash flow, revenue, operating earnings and commercial airplane deliveries. In addition, Mr. Muilenburg positioned Boeing for future growth, with examples including the successful strategic acquisition of KLX Aerospace Solutions and its integration into Boeing’s Global Services business; the expansion of Boeing’s strategic vertical capabilities; the expansion of its innovation portfolio, including the launch of Boeing NeXt to leverage research and development expertise in creating future mobility solutions; and significant new order activity across the Company.

•

Mr. Smith’s leadership of overall financial performance and strategic management, as well as his achievements in managing financial risk and ensuring liquidity, while delivering record financial results and strong execution of the Company’s cash deployment strategy. Mr. Smith also continued to drive improved shareholder value through his leadership of the proposed strategic partnership with Embraer and his leadership of business operations, enterprise performance, program and general management functions, and various enterprise-wide strategic projects with the overall goal of accelerating innovation, quality, productivity, and market-based affordability.

•

Ms. Caret’s achievements as leader of the Defense, Space & Security business, including winning $36 billion of new orders, and securing future franchise opportunities with the T-X trainer, MQ-25 unmanned aerial refueler and MH-139 helicopter programs. Under Ms. Caret’s leadership, the Company also secured a contract for 18 additional KC-46 tankers for the US Air Force, a contract for a second KC-46 Tanker for Japan, a proprietary win, and selection to modernize the US Navy’s F/A-18E/F Super Hornet fleet.

•

Mr. Hyslop’s leadership in aerospace innovation, including the launch of Boeing NeXt, a new organization focused on future mobility solutions. Mr. Hyslop also led research and development efforts in a broad range of advanced technologies, such as autonomy, artificial intelligence, additive manufacturing and advanced computing, that support current Boeing programs and future customer solutions.

•	Mr. Luttig’s leadership with respect to successful strategic legal matters and his reducing substantial business and legal risk to the Company.

30	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program

Features of Long-Term Incentive Program

•	Performance awards (50%, payable in cash or stock based on Company financial performance)

•	Performance-based restricted stock units (25%, payout based on three-year relative TSR)

•	Restricted stock units (25%, vest three years after issuance)

•	Initial award values subject to individual performance

The long-term incentive program, which provides a mix of equity and cash-settled awards, is designed to drive achievement of long-term operational and financial goals and increased shareholder value, as well as to encourage retention of key talent over a sustained time period. Long-term incentive targets are set as a fixed percentage of base salary, with each year’s actual award amount adjusted based on the executive’s individual performance during the previous year. In 2018, Mr. Muilenburg’s long-term incentive target was increased to 750% from 700%, Ms. Caret’s long-term incentive target was increased to 400% from 375%, and Mr. Hyslop’s long-term incentive target was increased to 250% from 225%, in each case to bring the NEO’s total target compensation closer to the median for comparable executive roles within our peer group. No changes were made to the long-term incentive targets for our other NEOs.

Performance Awards. Performance awards reward executives to the extent that the Company meets or exceeds the Company’s performance goals for the relevant three-year performance period. Three-year financial targets are set by the Compensation Committee at the beginning of each performance period based on the Company’s long-range business plan. Final payouts may range from 0% to 200% of initial award value. Performance awards are designed to pay 100% of the initial award value at the end of the three-year performance cycle if performance goals are achieved. Payment, if earned, is made in cash, stock, or a combination of both, at the Compensation Committee’s discretion. It is expected that both maximum performance and less-than-threshold (i.e., zero payout) performance would be infrequent. Beginning with awards granted in 2017, performance awards will pay out based 50% on free cash flow, 25% on core EPS, and 25% on revenue, in each case over a three-year performance period. For additional information, see page 27.

Performance-Based Restricted Stock Units. PBRSUs align the interests of our leaders with our shareholders by tying award payout levels to TSR performance as compared to the companies against which we compete for customers, capital and/or executive talent, a group consisting of our benchmarking peer group plus Airbus. PBRSUs pay out in shares of Boeing stock based on Boeing’s TSR over a three-year period (beginning and ending in February) relative to those competitors. TSR performance at less than the 20th percentile results in a 0% payout, with payouts increasing at 25% increments up to a maximum of 200% for performance exceeding the 91st percentile. PBRSU payouts from grants issued prior to 2018 were also subject to an overall cap of 400% of grant date target value. Under the terms of the awards, peer companies may be subject to removal if, for example, they cease to trade on a public exchange. For information on our benchmarking peer group, see “Benchmarking Against Our Peer Group” on page 35.

Restricted Stock Units. RSUs reward continued and sustained performance. RSUs provide an immediate sense of ownership because the value of these units is equal to Boeing’s stock price. As such, the ultimate value realized upon vesting (three years after the grant date) will be based on the stock price at that point in time. The use of RSUs is consistent with our objective of facilitating significant stock ownership.

2016-2018 Performance Award Assessment

Economic profit was the performance metric used in connection with the 2016-2018 performance awards. Three-year economic profit was calculated as follows:

•

Net operating profit after tax (operating earnings, adjusted to exclude share-based plans expense and Boeing Capital Corporation interest expense, and reduced for taxes using an effective tax rate), less

•

Capital charge (average net assets multiplied by a targeted cost of capital, where average net assets excludes cash, marketable securities, debt, and certain pension and other post-retirement benefit obligations).

Boeing’s 2016-2018 economic profit was $17.8 billion versus a target of $15.9 billion. This resulted in a performance award payout factor of 47% above the target amount. The performance awards were paid to executives in cash. This above-target performance was achieved despite a performance target that was 12% higher than the target for the 2015-2017 performance period. For information on key drivers of Company performance during this period, see “Determination of Performance Goals and Awards” on page 28.

For the 2016-2018 performance period, the Compensation Committee increased economic profit to exclude or partially exclude the financial impact of historically low discount rates that caused higher pension expense, reclassification of two early-build flight test 787 aircraft to research and development expense, deterioration in the air cargo market, a litigation outcome, and changes in commodity price indices that impacted price escalation formulas for our

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COMPENSATION DISCUSSION AND ANALYSIS

Commercial Airplanes business. The Compensation Committee decreased economic profit to exclude the financial impact of lower-than-planned tax rates. References to economic profit in this proxy statement mean economic profit as adjusted to account for such items.

2016-2018 Performance-Based Restricted Stock Units Assessment

Boeing’s TSR for the 2016-2018 performance cycle from February 23, 2016 to February 21, 2019 was 248%, producing a relative TSR rank of 1 out of 22 companies and a payout factor of 200%. Due to Boeing’s strong absolute stock price performance during that period, the PBRSUs paid out at 400% of the grant date target value, the maximum payout permitted under the terms of the 2016-2018 PBRSUs.

Supplemental Equity Awards

From time to time the Compensation Committee may grant equity awards to executives to attract and retain high-performing leaders, reward exceptional performance, or recognize expanded responsibility. These equity awards have vesting and other provisions designed to promote retention of the services and skills of the recipient. For example, these awards generally do not vest until three to four years after the grant date and are forfeited in full if the executive resigns, retires, or is terminated for cause prior to vesting. During 2018, the Compensation Committee approved supplemental grants of RSUs for Ms. Caret and Mr. Hyslop as a means of retention.

No Accelerated Vesting or Tax Gross-up in Connection with a Change in Control

We do not accelerate the vesting of any equity awards solely in connection with a change in control. In addition, the unearned portion of all annual incentive plan and long-term incentive program awards are forfeited upon an NEO’s termination of employment or retirement. We also do not provide tax gross-ups in connection with a change in control.

Other Design Elements

As part of a comprehensive and competitive executive compensation package, executives may be eligible for additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

Retirement Benefits

Our executives participate in our Voluntary Investment Plan, or VIP, a broad-based, tax-qualified defined contribution retirement plan. During 2018, they were also eligible to participate in our Supplemental Benefit Plan, or SBP, a nonqualified defined contribution plan, and our Deferred Compensation Plan, or DCP. The SBP provided certain executives with additional retirement benefits and allows eligible participants to receive Company contributions that would otherwise exceed Internal Revenue Code limits applicable to the VIP. The DCP allowed executives to voluntarily defer, on a nonqualified basis, receipt of a portion of salary and/or cash-based incentive payouts. As of January 1, 2019, the benefits previously provided to executives through these two plans are being provided through our Executive Supplemental Savings Plan, or Executive SSP. For more information on our nonqualified deferred compensation benefits, see “2018 Nonqualified Deferred Compensation” beginning on page 44.

Executives hired prior to 2009 earned benefits under our Pension Value Plan, or PVP, a broad-based defined benefit pension plan, until the end of 2015, and if they had a PVP benefit or were hired prior to 2008, also earned benefits under our defined benefit Supplemental Executive Retirement Plan, or DB SERP, until the end of 2015. In addition, Mr. Smith has accrued benefits pursuant to a Canadian subsidiary pension in connection with his prior service with the Company, and Mr. Luttig has accrued a supplemental pension benefit in connection with an arrangement entered into when he joined Boeing in 2006. Each of these arrangements, as well as each of our broad-based pension plans for which executives are eligible, is described under “2018 Pension Benefits” beginning on page 42.

Perquisites and Other Executive Benefits

Consistent with our executive compensation philosophy and our commitment to emphasize performance-based pay, we limit the perquisites and other benefits that we provide to executives, and any such benefits are provided to help achieve our business objectives. In 2018, these perquisites consisted of:

•

Security—Our CEO is required, and certain senior executives are encouraged, to use Company aircraft for business and personal travel for security reasons. We provide ground transportation services to the CEO so that he may conduct business during his commute and for security purposes. In addition, home security is provided to certain senior executives.

32	2019 Proxy Statement

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•	Productivity—Relocation assistance (when applicable) and tax preparation and planning services.

•	Health—Annual physical exam.

•	Other—Supplemental life insurance, Company contributions to retirement plans, charitable gift matching program, commemorative gifts, and certain ground transportation services.

No tax gross-ups are provided except in connection with certain relocation expenses. The Compensation Committee annually reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with our executive compensation philosophy.

Severance Benefits

We maintain an Executive Layoff Benefit Plan to provide a separation package for executives who are involuntarily laid off and who neither become employed elsewhere within the Company nor refuse any offer of employment with the Company as an executive. The plan provides a layoff benefit equal to one year of base salary plus an amount equal to the executive’s target annual incentive multiplied by the Company performance score for the year in which the layoff occurs, less any amounts paid pursuant to an individual employment, separation, or severance agreement (if applicable). The plan does not provide enhanced change-in-control benefits or tax gross-ups. The Compensation Committee believes that the benefits provided under the plan are consistent with those provided by our peers and other companies with whom we compete for executive talent. In addition to the benefits under the plan, executives may continue to participate in certain incentive award programs with respect to their outstanding awards after a separation based on service and the terms and conditions of the award.

Governance of Pay-Setting Process

The Company applies the following approach in setting compensation for its executive officers:

•	Executive officers are assigned to pay grades by comparing position-specific duties and responsibilities with market data and our internal management structure.

•	Each pay grade has a salary range with corresponding target annual and long-term incentive award opportunities, executive benefits, and perquisites.

•	Salary ranges and incentive opportunities by pay grade are benchmarked annually against our peer group to ensure they are competitive.

•

Individual pay is benchmarked against the median of our peer group, but actual target pay also takes into account job requirements, the executive officer’s experience, contribution, and performance, and business needs.

Role of Board, Management and Consultants

The Compensation Committee establishes, reviews, and approves all elements of NEO compensation. During 2018, the Compensation Committee worked with two independent executive compensation consultants, Compensation Advisory Partners LLC, or CAP, and Pay Governance LLC, or Pay Governance, for advice and perspective regarding market trends that may affect decisions about our executive compensation program and practices. Pay Governance also advised the GON Committee in connection with nonemployee director compensation matters. Neither CAP nor Pay Governance provided services to Boeing outside of their duties as the independent consultants to these two Board committees. The Compensation Committee has assessed the independence of CAP and Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent either CAP or Pay Governance from independently representing the Compensation and GON Committees. For more information on this conflicts of interest assessment, see “Compensation Consultants” on page 20. Pay Governance is serving as the Compensation Committee’s independent consultant in 2019.

Boeing management has the responsibility for effectively implementing practices and policies approved by the Compensation Committee. Meridian Compensation Partners, LLC, or Meridian, served as management’s compensation consultant during 2018.

Additional responsibilities of the Board of Directors, Compensation Committee, management, and the compensation consultants include:

Board of Directors and Compensation Committee

•

The Compensation Committee, in coordination with the GON Committee, evaluates the performance of the CEO in light of his business goals and objectives, and reviews his performance with the other independent members of the Board. Based on this evaluation, the Compensation Committee recommends the CEO’s base salary for approval by

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COMPENSATION DISCUSSION AND ANALYSIS

the other independent members of the Board. The Compensation Committee also reviews and approves the CEO’s annual and long-term incentive targets and payouts.

•	The Board reviews all components of compensation and approves all executive officer base salaries.

•

Based on a review of peer data, pay tally sheets (as described below), individual performance, and internal pay comparisons, the Compensation Committee determines, in the case of the CEO, and reviews and approves, in the case of other NEOs, all other elements of pay.

•

A supermajority (two-thirds) of the Board must approve any incentive awards that are granted to NEOs under an incentive or other compensation plan not previously approved by a supermajority of the Board.

•

The Compensation Committee sets incentive compensation targets based on the Company’s long-range business plan and the achievement of financial targets and related payouts for our annual and long-term incentive programs.

Management

•

The CEO and the Senior Vice President, Human Resources make recommendations on program design and pay levels, where appropriate, and implement the practices and policies approved by the Compensation Committee.

•	The CEO makes recommendations with respect to the compensation of other officers, including the other NEOs, and is assisted in pay administration by the Senior Vice President, Human Resources.

•

The CFO provides the financial information used by the Compensation Committee to make decisions with respect to incentive compensation goals based on achievement of financial targets and related payouts for our annual and long-term incentive programs.

Compensation Consultants

Compensation Committee’s Independent Consultant	Management’s Consultant

•    Presents peer group pay practices and other relevant benchmarks for CEO and nonemployee director compensation to the Compensation Committee and GON Committee, respectively, as well as management.

•    Reviews and provides recommendations concerning management’s data and work product and compensation-related practices and proposals.

•    Advises the Compensation Committee Chair and the Compensation Committee with respect to management’s proposals.

•    Meets with the Compensation Committee in executive session following regular meetings of the Committee.

•    Available on as-needed basis throughout the year to consult with directors or management.

•    Presents peer group pay practices and other relevant compensation and performance benchmarks (except for the CEO and nonemployee directors) for the Compensation Committee and management.

•    Reviews and provides recommendations based on comprehensive pay tally sheets for executive officers prepared for Compensation Committee review. The pay tally sheets provide total annual compensation and accumulated wealth (value of equity holdings, outstanding long-term incentives, deferred compensation, and pension).

•    Provides periodic updates regarding tax, accounting, and regulatory issues that may impact executive compensation design, administration, and/or disclosure.

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COMPENSATION DISCUSSION AND ANALYSIS

Benchmarking Against Our Peer Group

We benchmark executive compensation against a peer group of leading U.S.-based companies (with an emphasis on aerospace and industrial manufacturing companies) that have a technology focus, large global operations, a diversified business, and/or roughly comparable annual sales and market capitalizations. On at least an annual basis, the Compensation Committee, working with its independent consultant, reviews the composition of the peer group and determines whether any changes should be made. In 2018, Boeing’s peer group consisted of the 20 companies listed in the box to the right plus General Electric, which has since been removed from our peer group. The median revenue of our peer group for the year ended December 31, 2018 was approximately $70.8 billion as compared to our revenue of $101.1 billion. As of December 31, 2018, the median market capitalization of our peer group was $103.3 billion as compared to our market capitalization of $183.1 billion. Individual executive pay is generally targeted at the median of our peer group, but can vary based on the requirements of the job (competencies and skills), the executive’s experience, contribution, and performance, and the organizational structure of the businesses (internal alignment and pay relationships).

This peer group, plus Airbus, is also used to measure our relative TSR performance for purposes of our PBRSUs. For additional information on the PBRSUs, see page 31. Airbus is not included in our compensation benchmarking peer group due to the lack of publicly available and comparable compensation and benefit program information.

Peer Companies

3M
AT&T
Caterpillar
Chevron
Cisco Systems
Exxon Mobil
Ford
General Dynamics
Honeywell
IBM
Intel
Johnson & Johnson
Lockheed Martin Microsoft
Northrop Grumman
Procter & Gamble
Raytheon
United Parcel Service
United Technologies
Verizon Communications

Additional Considerations

Executive Stock Ownership and Stock Holding Requirements

In order to further align the interests of our senior executives with the long-term interests of shareholders, we require NEOs and other senior executives to own significant amounts of Boeing stock. Senior executives are required to attain and maintain throughout their term of employment with us the following investment position in Boeing stock and stock equivalents:

•	CEO: 6x base salary

•	Executive Vice Presidents: 4x base salary

•	Senior Vice Presidents: 3x base salary

•	Vice Presidents: 1x or 2x base salary based on executive grade

Senior executives must fulfill this requirement within five years after joining the executive grade to which the requirement applies. During the five-year period, executives are expected to accumulate qualifying equity until they meet the minimum stock ownership requirement. In addition, executive officers must hold all newly-vested stock until their minimum stock ownership requirement has been satisfied. Shares owned directly by the executive as well as stock units, RSUs, deferred stock units, and shares held through our savings plans are included in calculating ownership levels. Shares underlying stock options and PBRSUs do not count toward the ownership guidelines. As of December 31, 2018, each NEO exceeded the applicable stock ownership requirement.

Each year, the Compensation Committee reviews the ownership position of each executive officer as well as a summary covering all senior executives. In assessing stock ownership, the average daily closing stock price over a one-year period (ending September 30 of each year) is used. This approach mitigates the effect of stock price volatility and is consistent with the objective of requiring long-term, sustained stock ownership. The Compensation Committee may, at its discretion, elect at any time to pay some or all performance awards in stock, including for executives who are currently not in compliance with the applicable ownership requirement.

Granting Practices

The Compensation Committee typically grants long-term incentive awards each February at a regular meeting of the Compensation Committee. The Compensation Committee meeting date, or the next business day if the meeting falls on a day when the NYSE is closed for trading, is the effective grant date for the grants.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive officers who join the company after the February grant date but on or before December 31 will generally receive a pro-rated long-term incentive award, if any, for that year. Grants are pro-rated based on the time remaining in the 36-month performance or vesting period as of the date of hire. This approach was adopted to better align our program with peer practices and provide the executive with an immediate tie to Boeing’s long-term performance.

We also may grant supplemental equity awards to attract and retain high-performing leaders, reward exceptional performance, or recognize expanded responsibility. The effective date of these grants is generally based on the timing of the recognition and is set by the Compensation Committee. The exercise/grant price is the fair market value of Boeing stock on the effective date.

Securities Trading Policy

We have a policy that prohibits all employees from trading in Boeing securities while aware of material non-public information, and that further prohibits executive officers and directors from pledging Boeing securities, or engaging in hedging transactions or short sales and trading in “puts” and “calls” involving Boeing securities. This policy is described in our Corporate Governance Principles, which may be viewed in the corporate governance section of our website at www.boeing.com/company/general-info/corporate-governance.page.

Clawback Policy

We will require reimbursement of any incentive payments to an executive officer if the Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for a substantial restatement of financial results and a lower payment would have been made to the executive based on the restated financial results. This policy is described in our Corporate Governance Principles. In addition, even absent a financial restatement, the Compensation Committee may require reimbursement of incentive compensation from any executive officer who has engaged in fraud, bribery, or illegal acts like fraud or bribery, or knowingly failed to report such acts of an employee over whom such officer had direct supervisory responsibility. The Compensation Committee also has the flexibility under this policy to direct the Company to publicly disclose any recoupment made pursuant to the policy.

In addition, The Boeing Company 2003 Incentive Stock Plan and certain other executive compensation plans provide that certain compensation payable under the plans may be forfeited or recovered in the event an award recipient engages in various types of conduct deemed detrimental to the Company’s interest, including theft or fraud against the Company and engaging in competition with the Company.

Tax Gross-Ups

We do not provide tax gross-ups other than for certain relocation expenses, in accordance with our standard relocation policies.

Accounting and Tax Implications, Including Limitations on Deductibility of Compensation

The Compensation Committee considers the accounting and tax impact reflected in our financial statements when establishing the amount and forms of long-term and equity compensation. The forms of long-term compensation selected are intended to be cost-efficient. We account for all awards settled in equity in accordance with FASB ASC Topic 718, pursuant to which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of options, shares, or units, as applicable, that vest. This includes our PBRSUs and RSUs for U.S.-based executives. The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense for performance awards will equal the value earned by/paid to the executives and, accordingly, will not be determinable until the end of the three-year performance period.

Section 162(m) limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million. Prior to 2018, there was an exception to the limit on deductibility for performance-based compensation that met certain requirements. The Tax Cut and Jobs Act of 2017, or TCJA, largely eliminated that exception starting in 2018. As such, compensation paid to our CEO and the other NEOs in 2018 and thereafter is presumed to be subject to the Section 162(m) deductibility limits as amended by the TCJA, with the exception of certain amounts payable pursuant to a written binding contract in effect as of November 2, 2017 that has not been materially modified thereafter (as permitted by the TCJA). Compensation granted in the past may not qualify as “performance-based compensation” under certain circumstances. We have historically retained flexibility to award compensation that is consistent with our corporate objectives even if it does not qualify for a tax deduction.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

Management has prepared the Compensation Discussion and Analysis, beginning on page 24. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Arthur D. Collins Jr., Chair David L. Calhoun Kenneth M. Duberstein Edward M. Liddy Mike S. Zafirovski

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2018 had a relationship that requires disclosure as a Compensation Committee interlock.

Compensation and Risk

We believe that our compensation programs create appropriate incentives to drive sustained, long-term increases in shareholder value. These programs have been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of these programs include:

•	Compensation Committee-approved limits on annual incentive awards, performance awards, and PBRSUs;

•	Compensation Committee annual and ongoing review of our compensation plans and programs as advised by the Compensation Committee’s independent compensation consultants;

•	Individual executive pay generally targeted at median level against comparable executive roles at an appropriate set of peer companies;

•

Robust clawback policies permitting the recoupment of past incentive pay from executive officers in the event of certain kinds of misconduct, even absent a restatement of financial results, and forfeiture of incentive awards and certain other compensation in the event the executive engages in various types of conduct deemed detrimental to the Company’s interests, including theft or fraud against the Company and engaging in competition with the Company;

•

With each increase in executive pay level, a proportionately greater award opportunity is derived from the long-term incentive program, reflecting more senior executives’ enhanced responsibility to drive long-term Company performance;

•	No employment agreements with executive officers (except where required by non-U.S. local law);

•	The use of economic profit, free cash flow, core EPS, and revenue as performance metrics, which incents employees to increase earnings and manage net assets efficiently;

•	Use of three distinct long-term incentive vehicles that vest after three years, providing strong incentives for sustained operational and financial performance;

•

A long-term incentive program that has overlapping performance periods, such that at any one time three separate and distinct potential long-term awards are affected by current year performance, thereby requiring sustained and enduring high levels of performance year over year to achieve a payout;

•

Significant share ownership requirements for senior executives, and a holding requirement for certain senior executives, each monitored by the Compensation Committee, to ensure alignment with shareholder interests over the long term;

•	Limited Compensation Committee discretion to adjust financial results to reflect certain extraordinary circumstances affecting the core operating performance of the Company;

•

Incorporation of an individual performance score for each executive as a critical factor in the annual incentive calculation, thereby enabling the Compensation Committee to direct a zero payout to any executive in any year if the executive is deemed to have sufficiently poor performance or is found to have engaged in activities or misconduct that pose a financial, operational, or other undue risk to the Company; and

•	Restrictions on trading in Boeing stock to reduce insider trading compliance risk, as well as prohibitions on pledging and hedging Boeing stock.

In light of these features, we conclude that the risks arising from our executive and employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation for each of our 2018 named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Dennis A. Muilenburg	2018	1,700,000	7,330,916	13,076,350	—	1,284,921	23,392,187
Chairman, President and Chief Executive Officer	2017 2016	1,690,769 1,640,962	5,775,049 5,200,019	8,450,270 6,431,450	1,549,137 956,711	985,191 837,148	18,450,416 15,066,290

Gregory D. Smith	2018	1,032,462	2,550,173	4,574,957	—	524,466	8,682,058
Chief Financial Officer and Executive Vice President, Enterprise Performance and Strategy	2017 2016	974,308 911,442	11,779,769 1,700,010	3,782,592 3,071,725	241,461 140,668	447,484 396,216	17,225,614 6,220,061

Leanne G. Caret	2018	871,731	6,946,758	2,564,413	—	344,623	10,727,525
Executive Vice President, President and Chief Executive Officer, Boeing Defense, Space & Security

Gregory L. Hyslop	2018	601,663	6,131,208	1,298,246	—	536,040	8,567,157
Chief Technology Officer and Senior Vice President, Boeing Engineering, Test & Technology

J. Michael Luttig	2018	959,346	1,907,572	4,325,735	—	617,945	7,810,598
Executive Vice President and General Counsel	2017 2016	930,385 903,673	1,819,983 4,100,005	3,806,282 3,258,280	356,410 628,114	473,447 475,852	7,386,507 9,365,924

(1)	Amounts reflect base salary paid in the year, before any deferrals at the executive’s election and including salary increases effective during the year, if any.

(2)

Amounts reflect the aggregate grant date fair value of PBRSUs and RSUs granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the executive. If the maximum level of performance were to be achieved for the PBRSUs granted in 2018, the grant date value for those PBRSUs would be $7,330,892 for Mr. Muilenburg, $2,550,046 for Mr. Smith, $1,529,870 for Ms. Caret, $714,200 for Mr. Hyslop, and $1,907,656 for Mr. Luttig. The grant date fair value of each PBRSU and RSU award in 2018 is set forth in the 2018 Grants of Plan-Based Awards table on page 40.

(3)

Amounts reflect (a) annual incentive compensation, which is based on Company, business unit (2016 only), and individual performance and (b) long-term incentive performance awards for the three-year performance period that ended in the relevant year, in each case including amounts deferred under our deferred compensation plan. No payouts were made in common stock under the long-term incentive performance awards. The following table sets forth the elements of “Non-Equity Incentive Plan Compensation.”

Name	Year	Annual Incentive Compensation ($)	Long-Term Incentive Performance Awards ($)	Total Non-Equity Incentive Plan Compensation ($)
Dennis A. Muilenburg	2018	5,432,350	7,644,000	13,076,350
	2017	5,752,520	2,697,750	8,450,270
	2016	2,842,700	3,588,750	6,431,450

Gregory D. Smith	2018	2,075,957	2,499,000	4,574,957
	2017	2,147,592	1,635,000	3,782,592
	2016	1,168,600	1,903,125	3,071,725

Leanne G. Caret	2018	1,381,063	1,183,350	2,564,413

Gregory L. Hyslop	2018	735,971	562,275	1,298,246

J. Michael Luttig	2018	1,753,235	2,572,500	4,325,735
	2017	1,953,282	1,853,000	3,806,282
	2016	1,013,100	2,245,180	3,258,280

The estimated target and maximum amounts for annual incentive awards for 2018 and for performance awards granted in 2018 are reflected in the 2018 Grants of Plan-Based Awards table on page 40.

(4)

No defined benefits have accrued since the end of 2015. Amounts for 2017 and 2016 reflect the aggregate increase in the actuarial present value of the executive’s accumulated benefits under all pension plans during the applicable year. No amount is included for 2018 because there was a decrease in the actuarial present value of the executives’ accumulated benefits for that year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements. The degree of change in the present value depends on the age of the executive, when the benefit payments begin, and how long the benefits are expected to last. Additional information regarding our pension plans is set forth under “2018 Pension Benefits” beginning on page 42. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.

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(5)	The following table sets forth the elements of “All Other Compensation” provided in 2018 to our NEOs:

Name	Perquisites and Other Personal Benefits ($)(a)		Life Insurance Premiums ($)	Tax Reimbursements ($)(b)	Company Contributions to Retirement Plans ($)	Total All Other Compensation ($)
Dennis A. Muilenburg	278,460	(i)	10,159	—	996,302	1,284,921

Gregory D. Smith	74,598	(ii)	6,175	—	443,693	524,466

Leanne G. Caret	13,997		5,229	—	325,397	344,623

Gregory L. Hyslop	92,107	(iii)	3,604	5,874	434,455	536,040

J. Michael Luttig	73,934	(iv)	5,737	—	538,274	617,945

(a)

Perquisites and other personal benefits provided to one or more of our NEOs in 2018 consisted of use of Company aircraft for personal travel, including to attend outside board meetings, personal use of ground transportation services, relocation assistance, tax preparation and planning services, charitable gift matching, home security expenses, annual physicals and commemorative gifts. We determine the incremental cost to us for these benefits based on the actual costs or charges incurred. The incremental cost to us for use of Company aircraft equals the variable operating cost, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board meals, landing fees, and parking costs. Year over year costs per statute mile increased by 8.9% in 2018. Since our aircraft are used predominantly for business travel, the calculation does not include costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs, and the cost of maintenance not related to trips. The cost of any category of the listed perquisites and other personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and other personal benefits for any NEO, except as follows: (i) $234,237 for use of Company aircraft and $31,000 in charitable gift matching donations for Mr. Muilenburg; (ii) $30,000 in charitable gift matching donations for Mr. Smith; (iii) $73,085 for relocation for Mr. Hyslop; and (iv) $51,411 for use of Company aircraft for Mr. Luttig.

(b)	Represents tax assistance, including associated gross-ups, for relocation benefits based on business needs, provided pursuant to standard Company relocation policies.

CEO Actual Compensation Realized

The supplemental table below, which sets forth Mr. Muilenburg’s actual compensation realized for 2018 and 2017, is not a substitute for the Summary Compensation Table above. “Total Actual Compensation Realized” differs substantially from “Total Compensation” as set forth in the Summary Compensation Table. For example, the table below does not include “Change in Pension Value” or “All Other Compensation” and reports the actual value realized during the year on equity compensation, including exercises of stock options granted in prior years, in lieu of the grant date fair market value of awards that were granted in that year.

Year	Salary(1)	Annual Incentive Award(2)	Long-Term Incentive Plan Performance Award Payout(3)	Equity Compensation		Total Actual Compensation Realized
				Stock Option Exercises	Stock Award Vesting(4)

2018	$1,700,000	$5,432,350	$7,644,000	—	$15,273,686	$30,050,036
2017	$1,690,769	$5,752,520	$2,697,750	$9,552,240	$4,032,495	$23,725,774

(1)

Mr. Muilenburg’s base salary rate for 2018 remained unchanged from the 2017 rate of $1,700,000. The difference between base salary earned in 2018 and 2017 is due to the effective date of Mr. Muilenburg’s salary increase in 2017 (March 1).

(2)	The 2018 Company performance score was 166%, compared to 187% in 2017.

(3)	The 2016-2018 performance award paid out at 47% above target, compared to 9% above target for the 2015-2017 performance award.

(4)

Represents the value of RSUs that vested in the year and PBRSUs that vested based on a payout factor of 200% for 2018 and 125% for 2017. Values are based on the average of the high and low prices on the vesting date.

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COMPENSATION OF EXECUTIVE OFFICERS

2018 Grants of Plan-Based Awards

The following table provides information for each of our NEOs regarding 2018 annual and long-term incentive award opportunities, including the range of potential payouts under our incentive plans. Specifically, the table presents the 2018 grants of annual incentive awards, performance awards, PBRSUs, and RSUs.

Name	Type of Award	Grant Date	Committee Action Date(1)	Number of Units Granted (#)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
					Target ($)	Maximum ($)	Target (#)	Maximum (#)
Dennis A. Muilenburg	Annual Incentive			—	2,975,000	5,950,000	—	—	—	—
	Performance Award			73,313	7,331,300	14,662,600	—	—	—	—
	RSUs	02/26/2018	02/25/2018	—	—	—	—	—	10,150	3,665,470
	PBRSUs	02/26/2018	02/25/2018	—	—	—	9,392	18,784	—	3,665,446

Gregory D. Smith	Annual Incentive			—	1,136,888	2,273,776	—	—	—	—
	Performance Award			25,500	2,550,000	5,100,000	—	—	—	—
	RSUs	02/26/2018	02/25/2018	—	—	—	—	—	3,531	1,275,150
	PBRSUs	02/26/2018	02/25/2018	—	—	—	3,267	6,534	—	1,275,023

Leanne G. Caret	Annual Incentive			—	875,753	1,751,506	—	—	—	—
	Performance Award			15,300	1,530,000	3,060,000	—	—	—	—
	RSUs	02/26/2018	02/25/2018	—	—	—	—	—	15,000	5,416,950
	RSUs	02/26/2018	02/25/2018	—	—	—	—	—	2,118	764,873
	PBRSUs	02/26/2018	02/25/2018	—	—	—	1,960	3,920	—	764,935

Gregory L. Hyslop	Annual Incentive			—	452,404	904,808	—	—	—	—
	Performance Award			7,146	714,600	1,429,200	—	—	—	—
	RSUs	02/26/2018	02/25/2018	—	—	—	—	—	15,000	5,416,950
	RSUs	02/26/2018	02/25/2018	—	—	—	—	—	989	357,158
	PBRSUs	02/26/2018	02/25/2018	—	—	—	915	1,830	—	357,100
J. Michael Luttig	Annual Incentive			—	1,056,166	2,112,332	—	—	—	—
	Performance Award			19,074	1,907,400	3,814,800	—	—	—	—
	RSUs	02/26/2018	02/25/2018	—	—	—	—	—	2,641	953,744
	PBRSUs	02/26/2018	02/25/2018	—	—	—	2,444	4,888	—	953,828

(1)

PBRSU and RSU awards that were approved by the Compensation Committee on Sunday, February 25, 2018 had a grant date of Monday, February 26, 2018, the first trading day following the date of the approval.

(2)	Payouts of annual incentive awards and performance awards may range from $0 to the applicable maximum as set forth above. Therefore, we have omitted the “Threshold” column.

(3)	Payouts of PBRSU awards may range from 0 shares to the applicable maximum as set forth above. Therefore, we have omitted the “Threshold” column.

Annual Incentive Awards

The amounts shown for annual incentive awards represent the target and maximum amounts of annual cash incentive compensation that, depending on Company and individual performance, might have been paid to each NEO for 2018 performance. The actual amount paid for 2018 is included in the “Non-Equity Incentive Plan Compensation” column and corresponding footnote of the Summary Compensation Table on page 38. These awards may be deferred at the election of the executive. If employment is terminated due to death, disability, layoff, or retirement during the year, the executive (or beneficiary) remains eligible to receive a pro-rated payout based on the number of days employed during the year. Upon any other type of employment termination, all rights to the annual incentive awards would terminate completely. Annual incentive awards are described in further detail beginning on page 29.

Performance Awards

The amounts shown for performance awards represent the target and maximum amounts that, depending on performance results, would be payable to each NEO pursuant to performance awards granted in 2018. The performance awards shown are units that pay out based on the achievement of the Company’s free cash flow, core EPS, and revenue performance goals for the three-year period ending December 31, 2020. Each unit has an initial target value of $100. The amount payable at the end of the three-year performance period may range from $0 to $200 per unit, depending on Company performance. The Compensation Committee has the discretion to pay these awards in cash, stock, or a combination of both. These awards may be deferred at the election of the executive. If employment is terminated due to death, disability, layoff, or retirement during the performance period, the executive (or beneficiary) remains eligible to receive a pro-rated payout based on the number of months employed during the period. Upon any other type of employment termination, all rights to the performance awards would terminate completely. Performance awards are described in further detail on page 31.

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COMPENSATION OF EXECUTIVE OFFICERS

Performance-Based Restricted Stock Units

The amounts shown for PBRSUs represent the target and maximum number of PBRSUs awarded to each NEO in 2018 and the grant date fair value of the PBRSUs determined in accordance with FASB ASC Topic 718. The grant date fair values are calculated using the average of the high and low prices on the grant date and discounted to reflect the present value of future payments as well as the risks associated with the performance criteria. PBRSUs are earned based on Boeing’s TSR over rolling three-year periods as measured against a group of peer companies set by the Compensation Committee. The final number of PBRSUs issuable at vesting may range from 0% to 200% of the target amount depending on relative TSR performance. If employment is terminated due to death, disability, layoff, or retirement during the performance period, the executive (or beneficiary) remains eligible to receive a pro-rated amount of stock units based on the number of months employed during the period. Upon any other type of employment termination, the PBRSUs would not vest and would be forfeited. PBRSUs are described in further detail on page 31.

Restricted Stock Units

The amounts shown for RSUs represent the number of RSUs awarded to each NEO in 2018 and the grant date fair value of the RSUs determined in accordance with FASB ASC Topic 718. The grant date fair values are calculated using the average of the high and low prices on the grant date. RSUs generally vest and settle on a one-for-one basis in shares of stock on the third anniversary of the grant date, except in the case of certain supplemental RSU awards. For RSUs granted as part of our long-term incentive program, if an executive terminates employment due to death, disability, layoff, or retirement, the executive (or beneficiary) would receive a pro-rated amount of stock units based on active employment during the three-year vesting period. Upon any other type of employment termination, the RSUs would not vest and would be forfeited. RSUs are described in further detail on page 31. Ms. Caret and Mr. Hyslop also received supplemental grants of 15,000 RSUs each during 2018 for the reasons described on page 32. These supplemental awards vest in full upon death, disability, or layoff, but are forfeited in their entirety if the executive retires or otherwise terminates prior to the end of the vesting period.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2018. Market values for outstanding stock awards, which include 2018 grants and prior-year grants, are based on the closing price of Boeing stock on December 31, 2018 of $322.50. Performance awards, which are not stock-based but which may ultimately be paid in shares of common stock at the Compensation Committee’s discretion, are not presented in this table. Our last stock option grant was in 2013, and all outstanding options became exercisable by 2016.

	Option Awards				Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Dennis A. Muilenburg					63,241	(3)	20,395,223	85,850	(4)	27,686,625
	2013	72,969	75.97	2/25/2023	—		—	—		—
Gregory D. Smith					68,292	(5)	22,024,170	28,257	(6)	9,112,883
	2013	38,902	75.97	2/25/2023	—		—	—		—
Leanne G. Caret					58,748	(7)	18,946,230	16,091	(8)	5,189,348
Gregory L. Hyslop					25,975	(9)	8,376,938	7,676	(10)	2,475,510
J. Michael Luttig					15,960	(11)	5,147,100	26,761	(12)	8,630,423

(1)	The following table shows the aggregate number and market value of unvested Career Shares, RSUs, and Matching Deferred Stock Units, or MDSUs, held by each of the NEOs as of December 31, 2018.

	Number of Shares or Units of Stock That Have Not Vested (#)				Market Value of Shares or Units of Stock That Have Not Vested ($)

Name	Career Shares(a)	RSUs	MDSUs(b)	Total	Career Shares(a)	RSUs	MDSUs(b)	Total
Dennis A. Muilenburg	5,001	50,826	7,414	63,241	1,612,823	16,391,385	2,391,015	20,395,223
Gregory D. Smith	—	68,292	—	68,292	—	22,024,170	—	22,024,170
Leanne G. Caret	—	56,772	1,976	58,748	—	18,308,970	637,260	18,946,230
Gregory L. Hyslop	—	19,692	6,283	25,975	—	6,350,670	2,026,268	8,376,938
J. Michael Luttig	—	15,960	—	15,960	—	5,147,100	—	5,147,100

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(a)

Career Shares, which were granted prior to 2006, are stock units that earn dividend equivalents that accrue in the form of additional Career Shares. Career Shares vest upon termination of employment due to retirement, death, disability, or layoff and are paid out in stock upon vesting.

(b)

Under the Matching Deferred Stock Units program, which was discontinued in 2005, if an executive elected to defer certain compensation into Boeing deferred stock units (an unfunded stock unit account), we provided a 25% matching contribution when the awards vested that will be paid out in stock upon termination of employment due to retirement, death, disability, or layoff. MDSUs earn dividend equivalents that accrue in the form of additional MDSUs. MDSUs are paid under our Deferred Compensation Plan for Employees, which is described in further detail under “2018 Nonqualified Deferred Compensation” on page 44.

(2)	Assumes maximum-level payout of PBRSUs subject to the maximum payout limits. PBRSUs are described on page 41.

(3)

Reflects (a) 5,001 Career Shares and 7,414 MDSUs that vest as described in footnote (1) above, (b) 23,735 RSUs that vested on February 22, 2019; (c) 16,789 RSUs that vest on February 27, 2020; and (d) 10,302 RSUs that vest on February 26, 2021.

(4)	Reflects (a) 35,228 PBRSUs that vested on February 22, 2019; (b) 31,556 PBRSUs that vest on February 27, 2020; and (c) 19,066 PBRSUs that vest on February 26, 2021.

(5)	Reflects (a) 7,759 RSUs that vested on February 22, 2019; (b) 5,379 RSUs that vest on February 27, 2020; (c) 3,584 RSUs that vest on February 26, 2021; and (d) 51,570 RSUs that vest on July 3, 2021.

(6)	Reflects (a) 11,517 PBRSUs that vested on February 22, 2019; (b) 10,108 PBRSUs that vest on February 27, 2020; and (c) 6,632 PBRSUs that vest on February 26, 2021.

(7)

Reflects (a) 1,976 MDSUs that vest as described in footnote (1) above; (b) 3,675 RSUs that vested on February 22, 2019; (c) 32,179 RSUs that vest on February 22, 2020; (d) 3,543 RSUs that vest on February 27, 2020; (e) 2,150 RSUs that vest on February 26, 2021; and (f) 15,225 RSUs that vest on February 26, 2022.

(8)	Reflects (a) 5,454 PBRSUs that vested on February 22, 2019; (b) 6,658 PBRSUs that vest on February 27, 2020; and (c) 3,979 PBRSUs that vest on February 26, 2021.

(9)

Reflects (a) 6,283 MDSUs that vest as described in footnote (1) above; (b) 1,746 RSUs that vested on February 22, 2019; (c) 1,717 RSUs that vest on February 27, 2020; (d) 8,616 RSUs that vest on February 26, 2021; and (e) 7,613 RSUs that vest on February 26, 2022.

(10)	Reflects (a) 2,591 PBRSUs that vested on February 22, 2019; (b) 3,228 PBRSUs that vest on February 27, 2020; and (c) 1,857 PBRSUs that vest on February 26, 2021.

(11)	Reflects (a) 7,988 RSUs that vested on February 22, 2019; (b) 5,291 RSUs that vest on February 27, 2020; and (c) 2,681 RSUs that vest on February 26, 2021.

(12)	Reflects (a) 11,856 PBRSUs that vested on February 22, 2019; (b) 9,944 PBRSUs that vest on February 27, 2020; and (c) 4,961 PBRSUs that vest on February 26, 2021.

Option Exercises and Stock Vested

The following table provides information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2018.

	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Dennis A. Muilenburg	—	—	44,237	15,273,686
Gregory D. Smith	36,079	9,453,914	36,916	13,252,632
Leanne G. Caret	—	—	3,867	1,375,923
Gregory L. Hyslop	—	—	3,280	1,167,301
J. Michael Luttig	—	—	37,571	13,357,360

(1)	Consists of RSUs and PBRSUs that vested during 2018, including shares withheld for payment of applicable taxes associated with the vesting.

(2)	Calculated based on the average of the high and low prices on the date of vesting.

2018 Pension Benefits

Each of our NEOs have earned benefits under the following pension plans:

•

the Pension Value Plan, or PVP, a pre-funded, qualified defined benefit plan generally available to salaried U.S. employees hired before 2009 who were not covered by certain collective bargaining agreements; and

•

the defined benefit Supplemental Executive Retirement Plan, or DB SERP, an unfunded, nonqualified defined benefit plan generally available to executives hired before 2008 and salaried U.S. employees hired before 2009 who have a PVP benefit.

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Benefits ceased to accrue under each of these plans at the end of 2015. In addition, Mr. Smith has accrued benefits under the Boeing Toronto Supplemental Executive Retirement Income Plan, or Toronto SERIP, and Mr. Luttig has accrued benefits pursuant to a supplemental pension arrangement. The following table provides information as of December 31, 2018 with respect to accumulated benefits under each of these plans and arrangements. No pension payments were made to any NEO during 2018.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Dennis A. Muilenburg	Pension Value Plan	30.00	944,597
	DB SERP	30.00	11,127,615
Gregory D. Smith	Pension Value Plan	13.01	431,934
	DB SERP	13.01	918,934
	Toronto SERIP	9.52	227,648
Leanne G. Caret	Pension Value Plan	27.63	708,710
	DB SERP	27.63	1,602,472
Gregory L. Hyslop	Pension Value Plan	33.35	1,265,322
	DB SERP	33.35	3,361,633
J. Michael Luttig	Pension Value Plan	9.64	478,944
	DB SERP	9.64	3,860,698
	Supplemental Pension Agreement	9.64	3,376,288

(1)

As of December 31, 2015, plan participants no longer accrue additional years of credited service, except in order to determine early retirement eligibility. The years of actual Company service are as follows: Mr. Muilenburg, 32 years; Mr. Smith, 28 years; Ms. Caret, 30 years; Mr. Hyslop, 36 years; and Mr. Luttig, 12 years.

(2)

Present values were calculated assuming no pre-retirement mortality or termination. The values for the PVP, the DB SERP, and the Toronto SERIP are the actuarial present values as of December 31, 2018 of the benefits earned as of that date and payable as a single life annuity beginning at age 65 for the PVP, age 62 for the DB SERP, and age 55 for the Toronto SERIP. Mr. Luttig’s supplemental pension agreement benefit is a lump sum payable at age 65. The discount assumption is 4.22% for the PVP, 4.20% for the DB SERP and Mr. Luttig’s supplemental pension agreement benefit, and 3.60% for the Toronto SERIP. The post-retirement mortality assumption is Boeing specific mortality for the PVP, DB SERP and Mr. Luttig’s supplemental pension agreement, and UP 1994 fully generational for the Toronto SERIP.

In order to determine changes in pension values for the Summary Compensation Table on page 38, the values of these benefits were also calculated as of December 31, 2017. For the values as of December 31, 2017, the discount assumption was 3.56% for the PVP, 3.55% for the DB SERP and Mr. Luttig’s Supplemental Pension Agreement, and 3.30% for the Toronto SERIP, which were the assumptions used for financial reporting purposes for 2017. The post-retirement mortality assumption was RP2000 sex specific general mortality setback 18 months and projected using scale AA. Other assumptions used to determine the value as of December 31, 2017 were the same as those used for December 31, 2018. The assumptions reflected in this footnote are the same as those used for the PVP, the DB SERP, and the Toronto SERIP for financial reporting purposes.

The amount of the PVP benefit is based on the participant’s pay and service through the end of 2015. PVP participants earned annual benefit credits prior to the ceasing of accruals. Interest credits on the account balance continue to be earned based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may not be lower than 5% or higher than 10%. Normal retirement age under the PVP is 65, and pension benefits vested after three years of service. Several forms of payment are available to participants, including a single lump sum. To determine a participant’s annual pension benefit, the participant’s accumulated benefit credits are divided by 11. Participants who have at least ten years of service and are at least age 55, or at least one year of service and are at least age 62, are eligible for early retirement. Enhanced early retirement benefits are available to participants on amounts that accrued during 2014 and 2015, and early retirement benefits are retained for amounts transferred to the PVP from certain heritage plans. Messrs. Muilenburg, Hyslop and Luttig are eligible for early retirement. Participants who terminate employment before they are eligible for early retirement will receive a reduced benefit depending on the age they begin to receive the benefit. The reduced benefit is determined by dividing the accumulated benefit credits by 11 plus 0.4 for each year before age 65 that the benefit commences. For example, the factor for benefit commencement at age 60 for a participant whose employment terminates before retirement is 13 rather than 11.

The DB SERP provides an excess benefit equal to additional amounts the PVP would have paid absent limitations mandated by U.S. federal tax laws and regulations. For participants hired before 2008, the DB SERP pays the greater of the excess benefit or a supplemental target benefit that may enhance the benefits that would otherwise have been received under the PVP absent these limitations. For participants hired during 2008, including Mr. Smith, the DB SERP pays only the excess benefit. Unmarried participants receive the DB SERP benefit as a single life annuity. Married participants can elect to receive the DB SERP benefit as a single life annuity or a 50%, 75% or 100% joint and survivor annuity that is actuarially equivalent to the single life annuity. Under the DB SERP, the supplemental target benefit

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COMPENSATION OF EXECUTIVE OFFICERS

would be reduced 3% for each year the participant retires prior to age 62 and 6% for each year the benefit commences prior to age 65 if the participant terminates employment prior to being eligible for early retirement. The DB SERP benefits are subject to forfeiture and clawback for five years following an executive’s termination if the executive is determined to be in competition with a significant aspect of our business or commits certain criminal acts. DB SERP benefits accrued after 2007 are also subject to forfeiture and clawback if the executive solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, or disparages us, our products or our employees.

The Toronto SERIP provides an excess benefit equal to the additional amounts participants would have received under a Canadian subsidiary pension plan absent limitations by applicable Canadian laws and regulations. Mr. Smith’s Toronto SERIP benefit would be reduced for each year that he retires before age 65 by the lesser of 2.5% per point before attaining 85 points (based on age plus years of service), 2.5% per year before attaining age 65 and 6.0% per year before attaining age 62.

Pursuant to a supplemental pension agreement between us and Mr. Luttig, he will be paid a lump sum at the earlier of employment termination or age 65 or such later date as required by Section 409A of the Internal Revenue Code. The lump sum is the equivalent of a 20-year certain and continuous annuity of $225,000 per year that commences at age 65. The value of the lump sum is based on the same interest and mortality assumptions that are used for lump-sum payments in the PVP. The benefit became fully vested in May 2009.

2018 Nonqualified Deferred Compensation

Deferred Compensation Plan

Our Deferred Compensation Plan for Employees is a nonqualified, unfunded defined contribution plan under which eligible executives (prior to 2019) were permitted to defer up to 50% of base salary, 100% of annual incentive awards and 100% of performance awards. Notional investment elections available under the Deferred Compensation Plan include an interest-bearing account, a Boeing stock fund, and other investment funds that track many of the funds available to employees under our 401(k) plan. The interest-bearing account is credited with interest daily during the calendar year at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first 11 months of the preceding year, rounded to the nearest 1/4 of one percent. The rate was 4% for 2018 and is the same for 2019. Executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other Deferred Compensation Plan restrictions that limit the transfer of funds into or out of the Boeing stock fund.

Executives choose how and when to receive payments under the Deferred Compensation Plan. Executives may elect either a lump-sum payment or annual payments over two to 15 years. Annual payments are calculated based on the number of years of remaining payments. Payments to an executive under the Deferred Compensation Plan begin on the later of (1) the January following the age the executive elected or (2) the January after the executive separates from service with us, as defined in the Deferred Compensation Plan (generally, when the executive’s employment with us ends). The Deferred Compensation Plan was frozen to new contributions effective January 1, 2019. The features of the Deferred Compensation Plan have been incorporated into our Executive Supplemental Savings Plan effective January 1, 2019.

Supplemental Benefit Plan

Our Supplemental Benefit Plan, or SBP (which was renamed as the Executive Supplemental Savings Plan effective January 1, 2019) is a nonqualified, unfunded defined contribution plan that is intended to supplement the retirement benefits of eligible executives under the 401(k) plan. The SBP has three components: a restoration benefit component, an executive SBP+ component, and a defined contribution Supplemental Executive Retirement Plan, or DC SERP, component. The restoration benefit component allows eligible executives to receive Company contributions that would otherwise exceed Internal Revenue Code limits under the 401(k) plan.

The executive SBP+ component provides eligible executives hired on or after January 1, 2009 with Company contributions to the SBP totaling 3%, 4%, or 5% (depending on age) of annual incentive compensation. Eligible executives hired prior to 2009 receive Company contributions to the SBP totaling 9%, 8% and 7% of annual incentive compensation for 2016, 2017, and 2018, respectively. Thereafter, these executives will generally receive the same Company contributions to the SBP under the executive SBP+ component as those hired on or after January 1, 2009.

The DC SERP provides a supplemental retirement benefit to eligible senior executives hired on or after January 1, 2009 equal to 2% or 4% of base salary and annual incentive compensation (depending on executive grade). The DC SERP was extended, effective January 1, 2016, to certain executives who were hired prior to 2009 in the form of an additional contribution equal to 5% of base salary and annual incentive compensation plus, for those participants who are 55 or over, an incremental amount (payable for up to seven years) based on years of certain pension service as of January 1, 2016.

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COMPENSATION OF EXECUTIVE OFFICERS

Investment elections available under the SBP are the same as those available under the Deferred Compensation Plan described above. Payments to an executive under the SBP (which will be either one lump-sum payment or annual payments over two to 15 years based on the executive’s election) begin on the later of (1) the January following the age the executive elected and (2) the January after the executive separates from service with us, as defined in the SBP (generally, when the executive’s employment with us ends). Annual payments are calculated based on the number of years of remaining payments.

The benefits under the DC SERP are subject to forfeiture and clawback if the executive (1) is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees, or (5) for benefits attributable to contributions made on or after January 1, 2017, uses or discloses the Company’s proprietary or confidential information. In addition, benefits under the executive SBP+ component attributable to contributions made on or after January 1, 2017 are subject to forfeiture and clawback in the event of any of the above circumstances. These forfeiture and clawback provisions continue to apply for five years after the executive’s termination of employment.

2018 Deferred Compensation Table

The following table provides information for each of our NEOs regarding aggregate executive and Company contributions, aggregate earnings for 2018, and year-end account balances under the Deferred Compensation Plan and the SBP. As of December 31, 2018, Mr. Smith had not elected to participate in the Deferred Compensation Plan.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)

Dennis A. Muilenburg	Deferred Compensation Plan	—	—	551,554	9,027,103
	Supplemental Benefit Plan	153,333	974,636	(397,045)	3,778,786

Gregory D. Smith	Supplemental Benefit Plan	167,360	418,157	76,487	2,186,407

Leanne G. Caret	Deferred Compensation Plan	436,000	—	(8,570)	8,973,044
	Supplemental Benefit Plan	49,017	291,349	23,893	748,509

Gregory L. Hyslop	Deferred Compensation Plan	—	—	613,832	7,912,610

	Supplemental Benefit Plan	34,888	412,788	34,069	1,036,211

J. Michael Luttig	Deferred Compensation Plan	95,992	—	(508,092)	5,671,053

	Supplemental Benefit Plan	60,498	511,793	90,815	2,512,576

(1)	Amounts reflect elective deferrals of salary and performance awards granted in 2015.

(2)	Amounts reflect Company contributions under the Supplemental Benefit Plan.

(3)

Amounts reflect dividends on deferred stock units and changes in the market value of the underlying stock, interest credited on interest account holdings, and change in value of other investment holdings.

(4)

Reflects year-end account balances of deferred compensation, including deferrals of certain equity awards granted or earned prior to 2006. Of the amounts in this column, the following amounts were also included in the “Total Compensation” column of the Summary Compensation Table for 2018, 2017, and 2016:

Name	Plan Name	Reported for 2018 ($)	Reported for 2017 ($)	Reported for 2016 ($)	Total ($)

Dennis A. Muilenburg	Supplemental Benefit Plan	1,127,969	822,035	729,167	2,679,171

Gregory D. Smith	Supplemental Benefit Plan	585,517	468,888	423,045	1,477,450

Leanne G. Caret	Deferred Compensation Plan	436,000	—	—	436,000

	Supplemental Benefit Plan	340,366	—	—	340,366

Gregory L. Hyslop	Supplemental Benefit Plan	447,676	—	—	447,676

J. Michael Luttig	Deferred Compensation Plan	95,992	93,086	90,367	279,445

	Supplemental Benefit Plan	572,290	428,086	413,053	1,413,429

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments upon Termination

Executive Layoff Benefit Plan

Our NEOs are eligible to participate in the Boeing Executive Layoff Benefit Plan, or the Layoff Plan, which provides the following benefits to eligible executives who are terminated involuntarily and meet the other plan requirements for a qualifying layoff:

•	one year of base salary; plus

•	an annual incentive award, subject to Company performance; minus

•	if applicable, any amounts payable pursuant to an individual employment, separation, or severance agreement.

Layoff Plan benefits are subject to forfeiture and clawback for five years following an executive’s termination of employment if the executive (1) engages in an activity that is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products, or our employees, or (5) uses or discloses the Company’s proprietary or confidential information.

Table I: Estimated Potential Incremental Payments Upon Termination of Employment

Table I sets forth the estimated incremental compensation payable to each of the NEOs upon termination of employment in the event of layoff, retirement, disability, or death. Messrs. Muilenburg, Hyslop and Luttig are the only NEOs who are retirement-eligible, and therefore they are the only NEOs with amounts disclosed in the “Retirement” column. The amounts shown assume that the termination was effective as of December 31, 2018, the price of Boeing stock as of termination was the closing price of $322.50 on December 31, 2018, and, in the case of PBRSUs and performance awards, that performance was at target. The total actual amounts to be paid can be determined only following the officer’s termination of employment and the conclusion of all relevant incentive plan performance periods. We do not provide any benefits to NEOs solely in connection with a change in control.

In the event of termination of employment due to layoff, retirement, death, or disability, the NEO will receive any or all of the following benefits as reflected in Table I:

•	Cash severance pursuant to a qualifying layoff under the Layoff Plan;

•	Pro rata vesting of PBRSUs, to the extent earned, and RSUs granted under the long-term incentive program based on the number of months employed during the three-year performance period;

•	Vesting of any supplemental RSUs, other than in the case of retirement;

•	Distribution of shares of Boeing stock represented by Career Shares;

•	Continued eligibility for performance awards, which will be paid pro rata to the extent earned based on the number of months employed during the relevant performance period;

•	Continued eligibility for tax preparation and planning services through the calendar year following year of termination;

•	Life insurance benefit equal to three times base salary up to $6 million; and

•	Outplacement services.

Table I excludes the following amounts:

•	Pension and nonqualified deferred compensation benefits, which are set forth in the 2018 Pension Benefits and 2018 Nonqualified Deferred Compensation tables beginning on page 42;

•	Annual incentive and long-term performance awards earned in 2018, which are set forth in the Summary Compensation Table beginning on page 38; and

•	Benefits generally available to salaried employees, such as distributions under our 401(k) plan, certain disability benefits, and accrued vacation.

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Name and Benefits	Layoff ($)	Retirement ($)	Disability ($)	Death ($)
Dennis A. Muilenburg
Cash Severance	6,638,500	—	—	—
PBRSUs	10,665,914	10,665,914	10,665,914	10,665,914
RSUs/Career Shares	13,073,780	13,073,780	13,073,780	13,073,780
Performance Awards	6,293,767	6,293,767	6,293,767	6,293,767
MDSUs	2,391,015	2,391,015	2,391,015	2,391,015
Life Insurance Death Benefit	—	—	—	5,100,000
Tax Preparation/Planning Services	8,300	8,300	8,300	8,300
Outplacement Services	7,500	—	—	—
Gregory D. Smith
Cash Severance	2,939,040	—	—	—
PBRSUs	3,484,379	—	3,484,379	3,484,379
RSUs	20,375,791	—	20,375,791	20,375,791
Performance Awards	2,031,944	—	2,031,944	2,031,944
Life Insurance Death Benefit	—	—	—	3,120,000
Tax Preparation/Planning Services	8,300	—	8,300	8,300
Outplacement Services	7,500	—	—	—
Leanne G. Caret
Cash Severance	2,394,000	—	—	—
PBRSUs	1,871,990	—	1,871,990	1,871,990
RSUs/Career Shares	17,297,908	—	17,297,908	17,297,908
Performance Awards	1,288,678	—	1,288,678	1,288,678
MDSUs	637,260	—	637,260	637,260
Life Insurance Death Benefit	—	—	—	2,700,000
Tax Preparation/Planning Services	8,300	—	8,300	8,300
Outplacement Services	7,500	—	—	—
Gregory L. Hyslop
Cash Severance	1,375,063	—	—	—
PBRSUs	894,241	894,241	894,241	894,241
RSUs/Career Shares	5,870,120	960,119	5,870,120	5,870,120
Performance Awards	615,528	615,528	615,528	615,528
MDSUs	2,026,268	2,026,268	2,026,268	2,026,268
Life Insurance Death Benefit	—	—	—	1,837,500
Tax Preparation/Planning Services	8,300	8,300	8,300	8,300
Outplacement Services	7,500	—	—	—
J. Michael Luttig
Cash Severance	2,727,090	—	—	—
PBRSUs	3,457,726	3,457,726	3,457,726	3,457,726
RSUs	3,715,919	3,715,919	3,715,919	3,715,919
Performance Awards	1,798,578	1,798,578	1,798,578	1,798,578
Life Insurance Death Benefit	—	—	—	2,895,000
Tax Preparation/Planning Services	8,300	8,300	8,300	8,300
Outplacement Services	7,500	—	—	—

2019 Proxy Statement	47

COMPENSATION OF EXECUTIVE OFFICERS

Table II: Estimated Potential Annual DB SERP Payments Upon Termination of Employment

Table II below shows the estimated DB SERP benefits payable for the employment termination reasons given in the corresponding columns for each of the NEOs. PVP payments, which are generally available to salaried employees hired before 2009, are not set forth in the table below. There are no additional disability benefits provided under the DB SERP.

Table II shows the annual DB SERP annuity that would have been received after a termination of employment on December 31, 2018, expressed as a life annuity, and the present value of such annuity benefit (based on the same factors used for the 2018 Pension Benefits table on page 42). The present value was calculated assuming a benefit commencement date of December 31, 2018 for each NEO except Mr. Smith and Ms. Caret, the present value of whose benefits were calculated assuming a benefit commencement date upon his or her attainment of age 55.

Name	Benefit Payable Upon Termination Due to Retirement, Layoff or Disability(1) Annuity/Present Value	Death Benefit Payable to Spouse(2) Annuity/Present Value
Dennis A. Muilenburg	$807,018 / $13,241,106	$721,716 / $12,429,847
Gregory D. Smith	$64,709/ $977,804(3)	$20,589 / $617,825 (5)
Leanne G. Caret	$52,814 / $790,708(4)	$20,964 / $347,796
Gregory L. Hyslop	$236,257/ $3,525,212	$200,370 / $3,374,342
J. Michael Luttig	$283,119 / $3,847,019	$234,763 / $3,524,392

(1)

Messrs. Muilenburg, Hyslop, and Luttig are eligible for retirement benefits under the DB SERP. Ms. Caret and Mr. Smith are not eligible to commence benefits under the DB SERP; however, if they were laid off, they would commence their benefits at age 55 using the early retirement reduction factors as if retiring from active status.

(2)

If the participant dies while an active employee and eligible for retirement, the death benefit paid is a 100% surviving spouse annuity. If the participant is an active employee and not eligible for retirement, the death benefit is a 50% surviving spouse annuity. Surviving spouse annuities commence as of the month after death.

(3)

For Mr. Smith, $50,533 of the annuity amount is related to the DB SERP and $14,176 is related to the Toronto SERIP. $750,156 of the present value amount is related to the DB SERP and $227,648 of the present value amount is related to the Toronto SERIP. The amount shown is what would be paid starting at age 55 for all termination reasons except layoff and death. The DB SERP provides that if a participant is laid off on or after age 49 with at least ten years of service, the benefit payable at age 55 will be calculated using the more generous factors for early retirement from active employment. If Mr. Smith were laid off as of December 31, 2018, this layoff provision would have applied to his DB SERP benefit and at age 55 he would be paid $90,083 annually and the present value of that annuity would be $1,337,277.

(4)

For Ms. Caret, the amount shown is the amount that would be paid starting at age 55 for all terminations of employment except layoff and death. The DB SERP provides that if a participant is laid off on or after age 49 with at least 10 years of service, the benefit payable at age 55 will be calculated using the more generous factors for early retirement from active employment. If Ms. Caret were laid off as of December 31, 2018, this layoff provision would have applied to her DB SERP benefit and at age 55, she would be paid $125,258 annually and the present value of that annuity would be $1,875,324.

(5)

The annuity amount is related to the DB SERP, because benefits under the Toronto SERIP must be paid in a lump sum. $348,851 of the present value amount is related to the DB SERP and $268,974 of the present value amount is related to the Toronto SERIP.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Dennis Muilenburg, our Chairman, President and CEO. For 2018, the annual total compensation of our median employee (other than our CEO), was $126,991, and the annual total compensation of our CEO was $23,392,187. Based on this information, we estimated that our CEO’s 2018 total compensation was 184 times that of the median employee. The median employee’s 2018 total compensation is calculated in the same manner as would be required by Item 402(c)(2)(x) of Regulation S-K if the employee was a NEO for 2018, and the 2018 annual total compensation of the CEO represents the amount reported in the “Total” column of the Summary Compensation Table on page 38.

Our median employee was identified using the following methodology. We determined that, as of October 1, 2017, our employee population (including employees of our consolidated subsidiaries) consisted of approximately 140,600 full-time, part-time, and temporary employees in the U.S and foreign jurisdictions. To identify the median employee from our employee population, we first determined each employee’s federal taxable wages (or its equivalent for non-U.S. employees) for the twelve-month period ending September 30, 2017, as reflected in our payroll records and systems. We then identified our median employee from our employee population based on this compensation measure. The

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COMPENSATION OF EXECUTIVE OFFICERS

amount reported as the median employee’s 2017 total compensation in last year’s proxy statement ($111,204) inadvertently excluded certain 401(k) contributions made by the Company. Based on the median employee’s actual 2017 total compensation ($119,297), the ratio of our CEO’s total compensation to that of our median employee in 2017 was 155:1 (as compared to the previously reported ratio of 166:1).

In determining our pay ratio for 2018, we referred to the same employee who was identified as our median employee for 2017. In accordance with SEC requirements, we determined that there have been no changes to our employee population or employee compensation arrangements in 2018 that we believe would significantly affect our pay ratio disclosure and thus require identification of a new median employee. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

2019 Proxy Statement	49

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 3)

PROPOSAL SUMMARY

Shareholders are being asked to ratify the selection of Deloitte & Touche LLP (Deloitte), an independent registered public accounting firm, to serve as our independent auditor for 2019.

The Board recommends that you vote FOR this proposal.

The Audit Committee is directly responsible for the appointment, compensation (including pre-approval of the audit fee), retention, and oversight of the independent registered public accounting firm that audits Boeing’s financial statements and internal controls over financial reporting. The Audit Committee engaged in a comprehensive review of Deloitte’s performance during the engagement for the 2018 audit in connection with its consideration of whether to reappoint Deloitte for the 2019 audit. In addition, the Audit Committee considered, among other things, Deloitte’s extensive knowledge of and expertise in Boeing’s complex, global operations, the qualifications of key members of the engagement team including the lead partner, Deloitte’s robust rotation policy with respect to its engagement team, the quality of Deloitte’s communications with the Audit Committee, management, and the internal auditors, Deloitte’s tenure as independent auditor, external data, and the appropriateness of Deloitte’s fees. Based on the results of this review, the Audit Committee and the Board believe that the retention of Deloitte as independent auditor is in the best interests of Boeing and its shareholders. Accordingly, the Audit Committee has reappointed Deloitte to serve as our independent auditor for 2019.

As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to shareholders for ratification. If the shareholders do not ratify the selection of Deloitte, the Audit Committee will review its future selection of an independent auditor in light of that result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time.

For additional information concerning the Audit Committee and its activities with Deloitte, see “Independent Auditor Fees” and “Audit Committee Report” set forth below. Representatives of Deloitte are expected to be present at the annual meeting, where they will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to us by Deloitte in 2018 and 2017:

	Fees (in millions)
Services Rendered	2018	2017

Audit Fees(1)	$30.3	$30.7

Audit-Related Fees(2)	$0.1	$0.1

Tax Fees(3)	$0.1	$0.1

All Other Fees(4)	$0.1	$0.1

(1)

For professional services rendered for the audits of our 2018 and 2017 annual financial statements, and the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q during 2018 and 2017. Includes fees for statutory audits of $4.2 million in 2018 and $3.5 million in 2017 and fees of $0.1 million paid in 2018 for audits of employee benefit plans.

(2)	For compliance reports and other agreed upon procedures.

(3)	For tax compliance and other services to expatriates.

(4)	For human resource and accounting research database subscription services.

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RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 3)

All of the audit, audit-related, and tax services are pre-approved by the Audit Committee. The amounts shown in the above table do not include fees paid to Deloitte by our employee benefit plans in connection with audits of the plans. Such fees amounted to approximately $0.4 million in 2018 and $0.3 million in 2017. Although employee benefit plan fees charged directly to the plans do not require pre-approval by the Audit Committee, they were pre-approved. The Audit Committee has concluded that Deloitte’s provision of non-audit services is compatible with maintaining Deloitte’s independence.

The Audit Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by our independent auditor. Pursuant to this policy, the Audit Committee (or, in the case of services involving fees of less than $250,000, the Chair of the Audit Committee) must pre-approve all audit and non-audit services to be provided by the independent auditor. Permitted audit services may include, among other things, audit, review, or attestation services required under the securities laws, opinions on our financial statements and internal control systems and processes, comfort letters, and other services performed to fulfill the independent auditor’s responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, consultations and tax services. The Office of the Corporate Controller periodically provides written updates to the Audit Committee on fees for audit and non-audit services.

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of Boeing’s financial accounting and reporting, systems of internal control, audit process, and compliance standards. Management is responsible for the financial reporting process, establishing and maintaining adequate internal financial controls, and preparing the financial statements. The independent auditor is responsible for performing independent audits of those financial statements and internal controls over financial reporting and for expressing an opinion on the conformity of Boeing’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of Boeing’s internal controls over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2018, including discussions related to critical accounting policies, financial reporting principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communication with Audit Committees.

3.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Ms. Good and Messrs. Bradway, Kellner, and Williams qualify as audit committee financial experts under SEC rules and have accounting or related financial management expertise.

Audit Committee Lawrence W. Kellner, Chair Robert A. Bradway Edmund P. Giambastiani Jr. Lynn J. Good Caroline B. Kennedy Susan C. Schwab Ronald A. Williams

2019 Proxy Statement	51

STOCK OWNERSHIP INFORMATION

Directors and Executive Officers

The following table sets forth, as of February 28, 2019, beneficial ownership of Boeing stock of each director, director nominee and NEO, and all directors and executive officers as a group. The table also sets forth stock units held by such persons pursuant to our compensation and benefit plans. Each director, director nominee and NEO, and all directors and executive officers as a group, owned less than 1% of the outstanding Boeing stock as of February 28, 2019.

Directors and Nominees	Shares Beneficially Owned		Stock Units(1)	Total
Robert A. Bradway	0		3,169	3,169
David L. Calhoun	2,450		24,564	27,014
Arthur D. Collins Jr.	0		41,201	41,201
Kenneth M. Duberstein	6,160		59,235	65,395
Edmund P. Giambastiani Jr.	0		15,407	15,407
Lynn J. Good	483		4,068	4,551
Nikki R. Haley	0		0	0
Lawrence W. Kellner	2,500		10,283	12,783
Caroline B. Kennedy	0		977	977
Edward M. Liddy	4,130		21,586	25,716
Susan C. Schwab	1,788		14,401	16,188
Ronald A. Williams	4,200	(2)	16,905	21,105
Mike S. Zafirovski	0		48,363	48,363
Named Executive Officers	Shares Beneficially Owned(3)		Stock Units(4)	Total
Dennis A. Muilenburg	175,873	(5)	63,546	239,419
Gregory D. Smith	121,438	(6)	63,370	184,808
Leanne G. Caret	12,277		61,565	73,842
Gregory L. Hyslop	2,454		39,269	41,723
J. Michael Luttig	14,571		10,225	24,796
All directors and executive officers as a group (25 people)	520,996		796,179 (7)	1,317,174

(1)	Consists of stock units credited to the account of the nonemployee director under our Deferred Compensation Plan for Directors. See “Compensation of Directors” beginning on page 18.

(2)	Consists of shares held in trust for members of Mr. Williams’ family.

(3)	Includes shares held in the VIP, as well as shares issuable upon the exercise of stock options that are vested as of, or will vest within 60 days of, February 28, 2019 as set forth in the table below.

Number of Shares
Dennis A. Muilenburg	74,810
Gregory D. Smith	39,617
Leanne G. Caret	0
Gregory L. Hyslop	0
J. Michael Luttig	740
All directors and executive officers as a group (25 people)	169,375

(4)	Consists of RSUs, Career Shares, MDSUs and deferred stock units held by the NEO.

(5)	Includes 20 shares held by Mr. Muilenburg’s spouse.

(6)	Includes 62 shares held by Mr. Smith’s spouse.

(7)	Consists of RSUs, Career Shares, MDSUs, retainer stock units and deferred stock units held by all directors and executive officers as a group.

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STOCK OWNERSHIP INFORMATION

Principal Shareholders

The following table sets forth information as to any person known to us to be the beneficial owner of more than 5% of Boeing stock as of December 31, 2018. Information is based on a review of filings made with the SEC on Schedule 13G. As of December 31, 2018, there were 567,641,189 shares of Boeing stock outstanding.

Name and Address	Shares Beneficially Owned	Percent of Stock Outstanding
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	42,082,493(1)	7.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	33,505,636(2)	5.9%
Newport Trust Company 570 Lexington Avenue, Suite 1903 New York, New York 10022	33,492,259(3)	5.9%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	32,920,554(4)	5.8%

(1)

As of December 31, 2018, The Vanguard Group had sole voting power with respect to 644,003 shares of Boeing stock, sole dispositive power with respect to 41,344,098 shares of Boeing stock, shared voting power with respect to 109,013 shares of Boeing stock and shared dispositive power with respect to 738,395 shares of Boeing stock.

(2)

As of December 31, 2018, T. Rowe Price Associates, Inc. had sole voting power with respect to 13,051,298 shares of Boeing stock and sole dispositive power with respect to 33,495,926 shares of Boeing stock.

(3)	As of December 31, 2018, Newport Trust Company had shared dispositive power with respect to 33,492,259 shares of Boeing stock.

(4)	As of December 31, 2018, BlackRock, Inc. had sole voting power with respect to 29,361,604 shares of Boeing stock and sole dispositive power with respect to 32,920,554 shares of Boeing stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, certain of our officers and beneficial owners of more than 10% of Boeing stock to file with the SEC reports of their initial ownership and changes in their ownership of Boeing stock and other equity securities. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2018.

2019 Proxy Statement	53

SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

PROPOSAL SUMMARIES

ITEM 4 — ADDITIONAL REPORT ON LOBBYING ACTIVITIES. Shareholders are being asked to vote on a shareholder proposal calling for additional disclosure of Boeing’s lobbying activity.

ITEM 5 — IMPACT OF SHARE REPURCHASES ON PERFORMANCE METRICS. Shareholders are being asked to vote on a shareholder proposal that would require financial performance metrics to be adjusted to exclude the impact of share repurchases.

ITEM 6 — INDEPENDENT BOARD CHAIRMAN. Shareholders are being asked to vote on a shareholder proposal calling for the roles of Chairman and CEO to be split.

ITEM 7 — REMOVE SIZE LIMIT ON PROXY ACCESS GROUP. Shareholders are being asked to vote on a shareholder proposal that would allow an unlimited number of shareholders to form a group for proxy access purposes.

ITEM 8 — MANDATORY RETENTION OF SIGNIFICANT STOCK BY EXECUTIVES. Shareholders are being asked to vote on a shareholder proposal that would require the Compensation Committee to adopt a policy requiring senior executives to retain a fixed percentage of all equity-based compensation until reaching retirement age.

The Board recommends that you vote AGAINST each of these proposals.

The following shareholder proposals will be voted on at the annual meeting if properly presented. Some of these shareholder proposals contain assertions about Boeing that we believe are incorrect. We have not attempted to refute all of the inaccuracies. We will provide the name, address and number of shares of Boeing stock held by each proponent promptly upon written or oral request by any shareholder to the Corporate Secretary.

S hareholder Proposal — Additional Report on Lobbying Activities (Item 4)

Whereas, we believe in full disclosure of Boeing’s direct and indirect lobbying activities and expenditures to assess whether Boeing’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Boeing request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Boeing used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Boeing’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Boeing is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Boeing’s website.

Supporting Statement

We encourage transparency in the use of corporate funds for lobbying. Boeing spent $137,675,000 from 2010—2017 on federal lobbying. These figures do not include state lobbying, where Boeing also lobbies but disclosure is uneven or absent. For example, Boeing’s lobbying over state tax breaks has drawn attention (“Boeing Got $7,250 in Tax Breaks for Every $1 It Spent Lobbying,” Huffington Post, March 27, 2014).

Boeing’s trade association involvement remains opaque. Boeing does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Boeing prohibits its trade association payments from being used for political contributions, but this does not cover payments used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions. Without disclosure and accountability, lobbying efforts could jeopardize Boeing’s reputation and business interests.

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SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

For example, Boeing is on the board of the National Association of Manufacturers, which spent $79,550,014 on lobbying from 2010-2017 and helped found the Main Street Investors Coalition (MSIC). MSIC has been described as “a Washington organization that purports to represent the little guy... And yet... The group is actually funded by big business interests that want to diminish the ability of pension funds and large 401(k) plans... to influence certain corporate governance issues” (“What’s Behind a Pitch for the Little-Guy Investor? Big Money Interests,” New York Times, July 24, 2018). We believe that MSIC’s advocacy objectives conflict with shareholder interests and Boeing’s MSIC affiliation poses reputational risks.

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. We have discussed the subject matter of this proposal with many of our largest shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board recommends that you vote AGAINST Item 4.

The proposal is unnecessary due to the transparency of Boeing’s lobbying expenditures and strong risk mitigation procedures.

Boeing regularly engages in public policy debates at the federal, state, and local levels. The Board requires that all such activities comply with applicable laws and regulations and Boeing’s high standards of ethical conduct. Consistent with these requirements, Boeing has instituted full transparency into—and extensive oversight of—any political expenditures by the Company, and has implemented additional policies and procedures with respect to its lobbying and advocacy activities, including expenditures to trade associations. These policies and practices include the following:

•

Boeing files both quarterly and semi-annual federal Lobbying Disclosure Act reports with Congress, which are publicly available at http://disclosures.house.gov/. These filings detail all Boeing lobbying expenditures, issues lobbied on, government entities lobbied, Company lobbyists, and expenditures of the Boeing Political Action Committee, or BPAC, a voluntary, non-partisan, employee-sponsored political action committee. Boeing files similar reports when required at the state level.

•

Boeing posts complete information about federal, state, and local political expenditures by Boeing and the BPAC at www.boeing.com/company/key-orgs/government-operations/. The website also describes policies and procedures for Company political contributions, including Board oversight procedures and other internal authorizations required before contributions may be made.

•	Boeing’s Executive Vice President, Government Operations, reports regularly to the Board on Boeing’s lobbying and other advocacy activities.

•	Boeing has not made any contributions from corporate funds to federal, state, or local candidates or political parties or ballot initiatives in the last seven years.

•	Boeing prohibits trade associations and other third-party organizations from using Boeing’s funds for any election-related political expenditure.

Additional information about the oversight of Boeing’s lobbying activities is available at www.boeing.com/company/key-orgs/government-operations/. We believe that these robust policies and procedures enhance shareholder value, minimize financial and reputational risk, and reflect our commitment to legal compliance, strong corporate governance, and high ethical standards. In addition, the 2018 CPA-Zicklin Index of Corporate Political Accountability and Disclosure once again listed Boeing as a “trendsetter” for its exemplary efforts with respect to political transparency and accountability. Finally, during many discussions with our largest shareholders as part of our regular engagement on governance issues, shareholders uniformly expressed satisfaction with Boeing’s level of disclosure and the rigor of its oversight in this area.

2019 Proxy Statement	55

SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

Boeing works with trade associations for many reasons unrelated to political or issue advocacy, and the proposal’s mandatory reporting requirements would mislead shareholders and the public, and potentially undermine Boeing’s business strategies, by suggesting otherwise.

The Board supports Boeing’s involvement in trade, industry, and civic groups that provide technical, business, professional, and related expertise on matters critical to our success. Certain of these organizations may also promote Boeing’s interests on matters of public policy, but their views may not always reflect Boeing’s views. As a result, it would be misleading to suggest that those associations’ lobbying activities were directed by Boeing, or that Boeing’s dues were paid either partially or entirely to fund lobbying. The disclosure sought by the proposal with respect to trade associations would purport to send just such a message. In addition, the reporting sought by the proposal could reveal to our competitors—for reasons wholly unrelated to political advocacy—sensitive aspects of our corporate strategy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal — Impact of Share Repurchases on Performance Metrics (Item 5)

Resolved: Shareholders of The Boeing Company (the “Company”) urge the Compensation Committee of the Board of Directors to adopt a policy that financial performance metrics shall be adjusted, to the extent practicable, to exclude the impact of share repurchases when determining the amount or vesting of any senior executive incentive compensation grant or award. The policy should be implemented in a way that does not violate existing contractual obligations or the terms of any plan.

Supporting Statement

Stock buybacks directly affect many of the financial ratios used as performance metrics for incentive pay of senior executives. For example, stock buybacks can increase earnings per share, return on assets, and return on equity. While stock buybacks may also boost stock prices in the short term, we are concerned that they can deprive companies of capital necessary for creating long term growth.

In our view, senior executives are responsible for improving our Company’s operational performance, whereas the Board of Directors is responsible for determining when stock buybacks are appropriate. For this reason, we believe that senior executives should not receive larger pay packages simply for reducing the number of shares outstanding. Executive pay should be aligned with operational results, not financial engineering.

Stock buybacks reached record levels in 2018 (“Stock Buybacks Are Booming, but Share Prices Aren’t Budging,” The Wall Street Journal, July 8, 2018). According to data from S&P Dow Jones Indices, S&P 500 companies spent a combined total of $519.4 billion on stock repurchases and $419.77 billion on dividends in 2017. Together, these combined totals of returned capital were equal to nearly 100 percent of reported earnings for S&P 500 companies in 2017.

According to The Economist magazine, “If firms are overdoing buy-backs and starving themselves of investment, artificially propped-up share prices will eventually tumble” (“Corporate cocaine,” The Economist, September 13, 2014.) Large stock buybacks send “a discouraging message about a company’s ability to use its resources wisely and develop a coherent plan to create value over the long term,” Laurence Fink, chairman and CEO of Blackrock, wrote in an April 14, 2015 letter to S&P 500 Index companies.

The performance goals for the Company’s Annual Incentive Plan and Long-Term Incentive Program for senior executives include core earnings per share, a financial metric that can be inflated by stock buybacks. Our Company announced an $18 billion share buyback at the end of 2017, after spending over $9.2 billion buying back shares that year. Meanwhile, only $3.2 billion was spent on research and development and $1.7 billion on capital expenditures in 2017.

For these reasons, we urge you to vote FOR this proposal.

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SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. For the following reasons, the Board recommends that you vote AGAINST Item 5.

The proposal’s premise—that Boeing’s share repurchases result in increased executive pay—is false.

Boeing’s executive compensation strategy has long reflected a commitment to align the interests of our executives with the interests of our shareholders. A key element of this strategy is a mix of the following performance metrics: total shareholder returns as compared to peers, free cash flow, revenue, core earnings per share (EPS), and (through 2018) economic profit. As described in “Compensation Discussion and Analysis” beginning on page 24, core EPS (Boeing’s sole performance metric potentially impacted by share repurchases) drives 25% of annual incentive award payouts and, for awards with performance periods ending in 2020 and beyond, 25% of the performance award portion of our long-term incentive program. Therefore, core EPS drives less than 15% of total pay for our named executive officers. In addition, the Compensation Committee sets core EPS targets based on the Company’s Board-approved long-range business plan, which incorporates planned levels of share repurchases. Because of these features of Boeing’s executive compensation program design, the impact of share repurchases on executive compensation is de minimis. Were the proposal adopted when we introduced core EPS as a performance metric, Boeing’s named executive officers’ compensation would have been approximately 1% higher in 2017 and unaffected in 2018 as compared to actual payouts. As a result, the premise of the proposal—namely, that share repurchases increase pay for Boeing executives—is false.

The proposal is unnecessary, as the Compensation Committee has the discretion to adjust performance metrics when necessary to better reflect Boeing’s core economic performance.

Boeing’s capital deployment strategy includes a long-standing commitment to return cash to shareholders through a combination of dividends and repurchases of common stock. As a result, the Company’s Board-approved long-range business plan incorporates planned levels of share repurchases. However, the Board and Compensation Committee have an equally strong commitment to ensuring that Boeing’s executive compensation aligns executives’ interests with the interests of shareholders. As a result, the Compensation Committee has the discretion to adjust performance levels in certain instances. For example, in 2018 the Compensation Committee adjusted core EPS for several factors, including the impact of lower than planned tax rates, the net impact of which was to reduce executives’ pay. See pages 27 and 30-32 for additional detail on the Compensation Committee’s protocols for adjusting performance metrics and an explanation of all adjustments made for 2018. If adopted, the proposal would eliminate the Compensation Committee’s discretion with respect to one category of potential adjustments. As a result, the Compensation Committee would be precluded from exercising its judgment to determine whether and to what extent share repurchases should be included in calculating core EPS. Because the proposal would limit the Compensation Committee’s discretion to ensure alignment between executive compensation and the Company’s core operating performance, we believe the proposal is not in shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal—Independent Board Chairman (Item 6)

Shareholders request our Board of Directors to adopt as a policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. These 5 majority votes would have been still higher if all shareholders had access to independent proxy voting advice.

An independent Chairman is best positioned to build up the strategic planning capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

2019 Proxy Statement	57

SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

Important day-to-day issues facing Boeing are the $2 billion in losses on the KC-46 Air Force tanker aircraft before the first aircraft is delivered and the Boeing 737 MAX Lion Air crash potentially due in part to faulty anti-stall protections.

On the other hand there was the backfired Boeing strategic plan that was aggressively directed against the Bombardier CSeries airliner. This resulted in Airbus, a much more formidable competitor than Bombardier, taking over the CSeries program and renaming it as the Airbus A220.

Meanwhile there are strategic decisions on how to best compete on 3 future major defense programs without incurring major long-term losses:

Boeing is competing against Northrop Grumman to supply the next generation of ground-based ICBMs replacing the Minuteman (potentially a $62-$100 billion program).

Boeing is teamed with Lockheed Martin on the Future Vertical Lift (FVL) program competing with Textron (Bell). The new helicopter may replace the enormous Sikorsky Blackhawk and Boeing Apache fleets.

Boeing and Lockheed are also teamed as the United Launch Alliance (ULA), one of three companies selected to develop the Air Force’s next-generation Evolved Expendable Launch Vehicle (EELV). The other two teams are Northrop Grumman and Blue Origin.

An independent Chairman is best positioned to build up the strategic planning capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company.

Please vote yes: Independent Board Chairman—Proposal 6

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. We have discussed the subject matter of this proposal with many of our largest shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board recommends that you vote AGAINST Item 6.

The Board should be able to select its leadership structure based on what will best serve shareholders’ interests under the circumstances, not pursuant to an inflexible policy established in advance.

Each board of directors must take great care in establishing its leadership structure. The Boeing Board takes this responsibility very seriously, and thus believes that it should be able to consider all appropriate options, including asking the CEO or another non-independent director to serve as Chairman alongside an independent Lead Director. Boeing’s Chairman role has at various times been performed by an independent director, the then-serving CEO, and a former CEO. The Board’s leadership structure is reviewed on at least an annual basis by the independent directors in executive session based on all relevant factors. In addition, the independent members of the Board also make an annual determination as to which board member is best equipped to serve as Chairman.

The Board understands that views differ on whether, as a general matter, boards are best served with an independent chairman. However, the Board is not aware of clear evidence demonstrating that splitting the CEO and Chairman roles is good for all companies in all circumstances. Most shareholders with whom we discussed this topic echoed this view, telling us that there is no “one-size-fits-all” answer to this question, and that absent extenuating circumstances each board is best equipped to make decisions regarding its preferred leadership structure. As a result, the Board believes that it is critical that the Board choose its own leadership structure, provided that at all times there is strong independent oversight of management and, absent an independent Chairman, meaningful leadership from an independent Lead Director—and independent board—with robust, well-defined duties. For additional information on how Boeing’s Board determines what leadership structure is best for Boeing at any given time, see “Leadership Structure” on page 12.

58	2019 Proxy Statement

SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

Boeing’s strong independent Lead Director role, combined with other governance features, already provides the management oversight and independent leadership requested by the proposal.

Our independent directors periodically review the ongoing responsibilities of the independent Lead Director. We also have had extensive discussions with shareholders to ensure that the Lead Director’s duties reflect investors’ expectations. The Board has assigned the following responsibilities to the independent Lead Director:

•

approve Board meeting agendas and, in consultation with the Chairman and the nonemployee directors, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	approve the type of information to be provided to directors for Board meetings;

•	preside at all meetings at which the Chairman is not present, including executive sessions of the nonemployee directors, and apprise the Chairman of the issues considered;

•	serve as liaison between the Chairman and the independent directors;

•	be available for consultations and direct communication with shareholders;

•	call meetings of the nonemployee directors when necessary and appropriate; and

•	perform such other duties as the Board may from time to time designate.

Our current independent Lead Director, David Calhoun, performs the following additional duties:

•

speaks with the CEO before and after each stated meeting of the Board to review presentation materials, address matters discussed during executive sessions of the Board’s independent directors, and/or discuss important strategic matters; and

•	meets regularly with members of senior management other than the CEO.

In addition, the Board has taken the following steps to ensure independent oversight of the Company and management and to hold both the Board and management accountable for Company performance:

•	our independent directors meet without management present following every stated Board meeting;

•

each independent director, including our Lead Director, participates directly in CEO and other elected officer succession planning activities, including one-on-one and/or two-on-one meetings with succession candidates and other Boeing senior executives;

•	each of our nonemployee directors has direct access to members of management;

•

12 of our 13 current directors are independent under both NYSE Listing Standards and Boeing’s internal guidelines and our director nominees upon election would have an average tenure of approximately 7 years;

•

each member of our four principal standing committees is an independent director, and each such committee meets regularly in executive session without members of management present and with their respective independent consultants and advisors;

•	independent directors review the CEO’s performance and establish the CEO’s compensation, through processes overseen by our Compensation and GON Committees;

•	the Board and its Committees may and do retain outside legal, financial or other advisors, as appropriate; and

•	shareholders may communicate with the independent Lead Director, the nonemployee directors as a group, or the Audit Committee, as described on Boeing’s website.

For additional information on the particular qualities of our Chairman and why he is best suited to serve as Chairman at this time, see “Leadership Structure” on page 12. At the same time, our independent directors collectively bring to the Board vast senior government and business leadership experience, aerospace expertise, and other critical skills, and individually have demonstrated the willingness to think and act independently on behalf of shareholders. Based upon this essential combination of qualities, the Board believes that Boeing’s shareholders are best served by maintaining our current board leadership structure, and that the safeguards described above ensure that the Board provides independent and effective leadership of management. In addition, in 2018 Boeing generated record revenues, operating earnings, margins, earnings per share, cash flow, and commercial aircraft deliveries. Our shareholders have shared in this success, as evidenced by our Dow Jones Industrial Average-leading total shareholder returns during 2016-2018 (141.8%) and 2014-2018 (168.8%). The Board believes that this recent performance further validates the decision to maintain the Board’s current leadership structure. As a result, the proposal is unnecessary and would only serve to limit the Board’s ability to pursue what it believes to be shareholders’ long-term best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

2019 Proxy Statement	59

SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

Shareholder Proposal—Remove Size Limit on Proxy Access Group (Item 7)

Proposal 7 – Shareholder Proxy Access Enhancement

Resolved: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following change for the purpose of decreasing the average amount of Company common stock the average member of a nominating group would be required to hold for 3-years to meet the ownership requirement to form a nominating group:

No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company’s proxy access provisions.

Proxy access for shareholders enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than some of management’s director candidates. A competitive election is good for everyone. This proposal can help ensue that our management will nominate directors with outstanding qualifications in order to avoid giving shareholders a reason to exercise their right to use proxy access.

Even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the current 3% criteria for a continuous 3-years at most companies according to the Council of Institutional Investors. This proposal addresses the situation that our company now has with proxy access potentially for only the largest shareholders who are the least unlikely shareholders to make use of it.

Since no group of shareholders at any U.S. company has yet to make use of proxy access, it is important to make sure that the current limitation of 20 shareholders is not a deterrent to shareholders using proxy access.

A more practical proxy access right would give our directors more of an incentive to oversee the management of 3 new military contracts that were won with low bids that come with added risk:

MQ-25 unmanned carrier-based tanker aircraft

T-X advanced jet trainer aircraft

MH-139 Air Force support helicopter

This is especially important given the $2 billion in losses on the KC-46 Air Force tanker aircraft which is merely a derivative of the Boeing 767, a 1980 design. By contrast the MQ-25 and the T-X are challenging new designs.

Please vote yes: Shareholder Proxy Access Enhancement – Proposal 7

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. For the following reasons, the Board recommends that you vote AGAINST Item 7.

Boeing adopted a proxy access by-law following extensive consultation with our shareholders, and we believe the current terms appropriately balance the benefits and risks to shareholders.

In December 2015, Boeing’s Board of Directors adopted a proxy access by-law. The Board took this action after a detailed review of the SEC’s prior proposed regulations in this area and the proxy access provisions of other companies, as well as after extensive dialogue with investors. In particular, besides asking shareholders for their views on proxy access generally, we asked them which terms and conditions of a proxy access by-law would be important to them. These discussions focused in nearly equal measure on the potential benefits of a proxy access by-law and the protections investors sought to minimize the risks that proxy access could pose. Boeing’s proxy access by-law allows groups of up to 20 shareholders holding an aggregate of 3% of Boeing stock for at least three years to have their candidate included in Boeing’s proxy statement.

Allowing an unlimited number of shareholders to aggregate their shares for proxy access purposes would expose Boeing to costly administrative burdens and enable small shareholders with narrow, special interests to exercise disproportionate influence over the director nomination process.

The twenty-shareholder limit protects shareholders in two ways. First, it ensures that proxy access is not driven by a large number of shareholders, no one of which has a significant economic stake in Boeing and many of which may be driven by narrow, special interests. Second, it relieves the Company of the significant administrative burden of having to review and verify eligibility information for an unlimited amount of shareholders—again, many of whom may be driven by narrow, special interests rather than the long-term interests of Boeing. After extensive consultation with shareholders prior to adopting our proxy access by-law, we concluded that our existing aggregation limit protects us adequately from these risks, while at the same time ensuring broad access to the proxy access right.

60	2019 Proxy Statement

SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

Boeing’s commitment to governance best practices, including the existing proxy access right, already ensures Board accountability without unnecessary risk.

Boeing leaders meet regularly with shareholders to discuss our strategy, operational performance, and business practices. We also meet with shareholders throughout the year to share perspectives on long-term strategy, key industry developments, corporate governance, and executive compensation. In addition, we maintain a portfolio of governance practices designed to hold the Board accountable and maximize long-term shareholder value. These practices include annual director elections, a majority voting standard in uncontested elections, the right for shareholders to call special meetings, and a strong independent lead director role, in addition to Boeing’s existing proxy access right. We believe that these practices preserve the Board’s accountability without the expense and risk associated with eliminating the proxy access aggregation limit.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal – Mandatory Retention of Significant Stock by Executives (Item 8)

Resolved: Shareholders of The Boeing Company (“Company”) urge the Compensation Committee of the Board of Directors (“Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants.

Shareholders recommend the Committee adopt a share retention percentage requirement of at least 25 percent of net after-tax shares awarded. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement:

Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from equity compensation plans. Our proposal seeks to better link executive compensation with long-term performance by requiring meaningful retention of shares senior executives receive from the Company’s equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age, regardless of when the CEO actually retires, will better align the interests of executives with the interests of shareholders and the Company.

In our opinion, the Company’s current share ownership guidelines for senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long-term. We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

For example, our Company’s share ownership guidelines require its CEO to hold shares equal to six times base salary, equal to $10.1 million in 2017. Our Company granted CEO Dennis A. Muilenburg equity awards with total grant date fair value of $5.7 million in 2017 and $5.2 million in 2016, enabling him to satisfy the ownership requirement in just two years. Without stronger retention requirements, the CEO is generally free to sell any additional equity awards granted. We believe that requiring executives to retain a portion of all annual stock awards provides incentives to avoid short-term thinking and to promote long-term shareholder value.

2019 Proxy Statement	61

SHAREHOLDER PROPOSALS (ITEMS 4 THROUGH 8)

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. For the following reasons, the Board recommends that you vote AGAINST Item 8.

We already require our senior executives to own significant amounts of Boeing stock throughout the term of their employment.

Our minimum ownership requirements for executives are based on pay grade and range from one times base salary for certain vice presidents to six times base salary for the CEO. Our Compensation Committee annually reviews officers’ ownership relative to these requirements, and may adjust the cash/equity mix of an executive’s compensation if needed. Many of our senior executives own Boeing stock at levels far in excess of these requirements. For example, our Chief Executive Officer owns more than five times as many shares of Boeing stock as are required pursuant to the stock ownership requirements. Executive officers must hold all newly-vested stock until their minimum stock ownership has been satisfied. The Company also prohibits executives from reducing their economic exposure to Boeing stock through hedging transactions. As a result, our policies already ensure that executives’ interests are aligned with those of our shareholders.

Our executive compensation program already emphasizes long-term equity ownership by executives, which the Board believes is the best way to create incentives for management to build sustained shareholder value.

Boeing devotes a significant portion of its executive compensation to incentive-based equity awards, which do not vest until three years after the grant date. Our restricted stock units reward long-term value creation because the units do not vest until the third anniversary of the grant date and increase in value only to the extent the price of Boeing stock increases. Similarly, our performance-based restricted stock units pay out in shares of Boeing stock based on Boeing’s total shareholder return over the three-year performance period relative to a group of peer companies. Finally, our performance awards pay out only upon achievement of the Company’s long-term financial performance goals. The Board believes that each of these compensation elements ties executive pay to long-term shareholder value, rendering post-termination ownership requirements unnecessary. Additional detail about our executive compensation program is set forth in “Compensation Discussion and Analysis,” beginning on page 24.

Finally, the Board believes that Boeing’s executive compensation policies emphasize stock ownership and drive strong performance by its current executives. By imposing unnecessary restrictions on former executives, the proposal would make Boeing’s compensation packages less competitive, but with no associated benefit to the Company. We require that our senior executives own significant amounts of Company stock, but we also believe that ownership requirements should apply when the executive is actually able to drive shareholder value.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

62	2019 Proxy Statement

ANNUAL MEETING INFORMATION

Attending the Annual Meeting

Time and Location

Boeing’s 2019 Annual Meeting of Shareholders will take place on Monday, April 29, 2019, beginning at 9:00 a.m., Central Time, in The James Simpson Theatre at The Field Museum, 1400 South Lake Shore Drive, Chicago, Illinois 60605-2496. Directions to the meeting, a map, and parking information are provided on the back inside cover of this proxy statement.

Admission Policy

All holders of Boeing shares as of the record date are encouraged to attend the annual meeting. In order to ensure the safety of all attendees, we have implemented the following security and admission policies.

•	Eligible Attendees. Attendance is limited to registered and beneficial Boeing shareholders as of the record date and to one immediate family member accompanying each such shareholder.

•

Admission Procedures. In order to be admitted to the meeting, you and your guest must each present both an admission ticket and valid government-issued photo identification, such as a driver’s license or passport. You must register on or prior to April 19, 2019 in order to obtain an admission ticket.

•

Obtaining an Admission Ticket. In order to obtain an admission ticket, please access “Register for Meeting” at www.proxyvote.com and follow the instructions provided. If you do not have internet access, you can register by calling 1-844-318-0137. You will need the 16-digit voting control number found on your proxy card, email, notice of internet availability of proxy materials or voting instruction form. Seating at the annual meeting is limited, and requests for tickets will be processed in the order in which they are received. In any event, you must register on or prior to April 19, 2019 if you wish to attend the annual meeting.

•

Additional Security Measures. Upon entering the meeting facility, you will be required to proceed through a security checkpoint. In addition, cameras, recording equipment, electronic devices, large bags, briefcases, and packages will not be permitted in the annual meeting.

Frequently Asked Questions

Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold and whether you plan to attend the annual meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.

How does the Board recommend that I vote?

The Board recommends that you vote:

FOR the election of each of the 13 director nominees named in this proxy statement (Item 1);
FOR the approval, on an advisory basis, of named executive officer compensation (Item 2);
FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2019 (Item 3); and
AGAINST each of the shareholder proposals (Items 4 through 8).

How may I expedite delivery of future proxy materials by receiving them electronically?

Registered Shareholders

Instead of receiving copies of our proxy materials in the mail, registered shareholders can elect to receive these communications electronically. Your election to receive future proxy materials electronically would result in expedited delivery of your materials, conserve natural resources, and reduce Boeing’s printing and mailing costs by approximately $5.00 per year per household. For additional information or to elect this option, please access www.computershare.com/investor.

Beneficial Shareholders

Many brokers and banks offer electronic delivery of proxy materials to their clients. For additional information, please contact your broker, bank, or other holder of record.

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ANNUAL MEETING INFORMATION

How may I vote my shares?

Beneficial Shareholders

If you own shares through a broker, bank, or other holder of record, you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. Many brokers provide the option of voting by internet at www.proxyvote.com or by calling 1-800-454-8683. You will need your 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank, or other holder of record. Proxies submitted by internet or telephone must be received by 10:59 p.m., Central Time, on Sunday, April 28, 2019.

Registered Shareholders

If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.proxyvote.com, by calling 1-800-690-6903, or by signing and returning your proxy card. To vote by internet or telephone, you will need your 16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. Proxies submitted by internet or telephone must be received by 10:59 p.m., Central Time, on Sunday, April 28, 2019. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

The Boeing Company Voluntary Investment Plan Participants

If you have an interest in Boeing stock through participation in the VIP, you do not have actual ownership of the shares held in the VIP (the “Plan Shares”). The Plan Shares are registered in the name of the trustee. As a VIP participant, you have been allocated interests in the Plan Shares and may instruct the trustee how to vote those interests by submitting a proxy at www.proxyvote.com, by calling 1-800-690-6903, or by signing and returning your proxy card. To vote by internet or telephone, you will need your 16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. However, you may not vote Plan Shares in person at the annual meeting. The number of shares of Boeing stock shown on your proxy card includes all shares registered in your name and all Plan Shares in which you have an interest. In order to allow sufficient time for the trustee to tabulate the vote of the Plan Shares, your proxy instructions must be received no later than 10:59 p.m., Central Time, on Wednesday, April 24, 2019. If you do not submit voting instructions before the deadline, the trustee will vote your Plan Shares in the same manner and proportion as the Plan Shares with respect to which voting instructions have been received before the deadline, unless contrary to applicable law. If you return a signed proxy card that covers Plan Shares but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

May I revoke my proxy or change my vote?

Beneficial Shareholders

Beneficial shareholders should contact their broker, bank, or other holder of record for instructions on how to revoke their proxies or change their vote.

Registered Shareholders

Registered shareholders may revoke their proxies or change their voting instructions at any time before 10:59 p.m., Central Time, on Sunday, April 28, 2019, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by attending the annual meeting and voting by ballot.

The Boeing Company Voluntary Investment Plan Participants

VIP participants may revoke their proxies or change their voting instructions at any time before 10:59 p.m., Central Time, on Wednesday, April 24, 2019, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy. VIP participants cannot revoke their proxies or change their voting instructions in person at the annual meeting because the trustee will not be present.

What vote is required to approve each proposal?

Each share of Boeing stock entitles the holder to one vote on each proposal presented for shareholder action.

64	2019 Proxy Statement

ANNUAL MEETING INFORMATION

Election of Directors (Item 1)

To be elected in an uncontested election, a director nominee must receive more “FOR” votes than “AGAINST” votes. Because we did not receive proper advance notice in accordance with our By-Laws of any shareholder nominees for director, this election of directors is an uncontested election. Abstentions and “broker non-votes” will have no effect on the election of directors.

All Other Proposals (Items 2 through 8)

Shareholders may vote “FOR” or “AGAINST” each of the other proposals, or may abstain from voting. Delaware law requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the annual meeting for the approval of Items 2 through 8. A shareholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “AGAINST” Items 2 through 8. “Broker non-votes,” if any, will have no effect on these items.

What are “broker non-votes”?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, NYSE rules allow that firm to vote your shares only on routine matters. Item 3, the ratification of the appointment of our independent auditor for 2019, is the only matter for consideration at the meeting that NYSE rules deem to be routine. For all matters other than Item 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Who is entitled to vote at the 2019 Annual Meeting?

Holders of Boeing stock at the close of business on February 28, 2019 are entitled to receive a formal Notice of the Annual Meeting and to vote their shares at the annual meeting. As of that date, there were approximately 564,481,962 shares of common stock outstanding, of which approximately 564,479,479 were eligible to vote. (Shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.) There were 104,578 registered shareholders on the record date and approximately 1,739,999 beneficial shareholders whose shares were held in “street name” through a broker or bank.

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Central Time, at the Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

How many votes must be present in order to hold the annual meeting?

A quorum must be present in order for business to be conducted at the annual meeting. A quorum consists of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting. Shares of Boeing stock present in person or by duly authorized proxy (including any abstentions and “broker non-votes”) will be counted for the purpose of establishing a quorum at the meeting.

What if I return my proxy but do not vote for all of the proposals?

Shares represented by a properly executed proxy will be voted at the annual meeting in accordance with the shareholder’s instructions. If you are a registered shareholder or have an interest in Boeing stock through the VIP and return a signed proxy card that omits voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. If a broker or other financial institution holds your shares in its name, NYSE rules prohibit your shares from being voted on all items other than Item 3 absent your instruction, so you must provide instructions on these items for your vote to count.

Are there any other items of business that will be addressed at the annual meeting?

The Board is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. If any matters other than those shown on the proxy card are properly brought before the annual meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment.

2019 Proxy Statement	65

ANNUAL MEETING INFORMATION

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $25,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, telephone, email, and other online methods. Morrow Sodali has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. We will reimburse these parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will file with the SEC a Current Report on Form 8-K containing the final voting results within four business days of the annual meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

What if a director nominee does not receive the required vote?

Boeing is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, all director nominees have executed irrevocable resignations that would be effective upon (1) such nominee’s failure to receive the required vote at the annual meeting and (2) the Board’s acceptance of such resignation. As set forth in our director resignation policy, which is described in our Corporate Governance Principles, the Board will act upon, and publicly disclose its decision with respect to, any tendered resignation within 90 days from the date of the certification of the election results.

How may I recommend individuals to serve as directors?

Shareholders may recommend qualified candidates for consideration by the GON Committee by writing at any time to the Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. The correspondence must state the name, age and qualifications of the person proposed for consideration. The GON Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates.

How may I obtain a copy of Boeing’s Annual Report on Form 10-K and other financial information?

Boeing’s 2018 annual report, which includes a copy of the Annual Report on Form 10-K, was delivered to shareholders with this proxy statement. Our Notice of Annual Meeting, this proxy statement and the 2018 annual report are also available on the internet at www.proxyvote.com. In addition, our Annual Report on Form 10-K, including financial statements, is available at http://investors.boeing.com/investors/financial-reports/ and on the SEC’s website at www.sec.gov. Shareholders also may request an additional copy of the Annual Report on Form 10-K, which we will furnish without charge, by calling (425) 965-4550 or writing Mail Services, The Boeing Company, P.O. Box 3707, Mail Code 3T-06, Seattle, Washington 98124-2207.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we may provide you with access to proxy materials over the internet rather than by mailing the materials to you. To reduce costs and conserve resources, we are sending a Notice of Internet Availability of Proxy Materials to some of our shareholders. The notice provides instructions for accessing this proxy statement and our 2018 annual report at www.proxyvote.com. The notice also explains how shareholders may request printed proxy materials for this or future annual meetings.

Several shareholders live at my address. Why did we receive only one set of proxy materials?

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which

66	2019 Proxy Statement

ANNUAL MEETING INFORMATION

a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170 or by calling 888-777-0923 (toll-free for domestic U.S. callers) or 781-575-3400 (non-U.S. callers may call collect). Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank, or other holder of record.

Shareholder Proposals and Director Nominations for the 2020 Annual Meeting

Proposals for Inclusion in 2020 Proxy Statement

If you wish to submit a proposal for inclusion in our 2020 proxy statement, you must follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your proposal at the address below no later than Saturday, November 16, 2019.

Director Nominations for Inclusion in 2020 Proxy Statement (Proxy Access)

Subject to certain requirements, our By-Laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our annual meeting proxy materials directors constituting the greater of two individuals and 20% of the Board. Any such nomination must be received at the address below no earlier than the close of business on Thursday, October 17, 2019 and no later than Saturday, November 16, 2019. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

Other Proposals or Nominations

Our By-Laws require that we receive advance written notice for any shareholder proposal or director nomination that is not submitted for inclusion in our proxy statement. Any such proposal or nomination must be received at the address below no earlier than the close of business on Tuesday, December 31, 2019 and no later than the close of business on Thursday, January 30, 2020. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

Where to Send All Proposals and Nominations

Office of the Corporate Secretary

The Boeing Company

100 North Riverside Plaza

MC 5003-1001

Chicago, Illinois 60606-1596

2019 Proxy Statement	67

The Boeing Company 2019 Annual Meeting of Shareholders

Monday, April 29, 2019 at 9:00 a.m., Central Time

The James Simpson Theatre at The Field Museum

1400 South Lake Shore Drive Chicago, Illinois 60605-2496

Grant Park
Columbus Drive
Pedestrian Underpass
Shedd Aquarium
Lake Michigan
N
To Roosevelt Road CTA and Metra Stops
Entrance for Boeing Annual Meeting
The Field Museum
Solidarity Drive
Adler Planetarium
East Museum Lot
Planetarium Lot
McFetridge Drive
Parking for Boeing Annual Meeting
North Garage
Burnham Harbor
Museum Campus Drive
Soldier Field
Northerly Island Park
Lake Shore Drive
Waldron Drive
Waldron Garage
18th Street
South Lot
To I-55
To McCormick Place
CTA Bus Stop
Handicapped Parking

Public Transportation:

The Field Museum is easily accessible by public transportation. For directions, please see www.fieldmuseum.org or call the Regional Transportation Authority at (312) 836-7000.

From O’Hare Airport:

Take I-90 East to the Kennedy Expressway, I-90/94 East toward Chicago. Take the Roosevelt Road exit and turn left at the second traffic light onto Roosevelt Road. Turn right onto Columbus Drive (which becomes Lake Shore Drive (US-41)). Take the 18th Street exit. Turn left onto 18th Street and continue as it bends left, becoming Museum Campus Drive. The entrance to the North Garage will be on your left on Museum Campus Drive.

From Midway Airport:

Go north on Cicero Ave. to I-55 North/Stevenson Expressway. Take I-55 North to the exit on the left for Lake Shore Drive (US-41 North). Take the Lake Shore Drive (US-41 North) exit. Turn right onto 18th Street and continue as it bends left, becoming Museum Campus Drive. The entrance to the North Garage will be on your left on Museum Campus Drive.

•

Meeting Admission Policy: If you plan to attend the meeting in person, you must present an admission ticket and valid photo identification. In order to obtain a ticket, you must register no later than April 19, 2019. To register, please follow the instructions on page 63.

•	Please use the West entrance to The Field Museum and proceed to the James Simpson Theatre.

•	If you have a disability that requires a reasonable accommodation, please send an email to shareholderservices@boeing.com or call (312) 544-2836 at least two weeks in advance of the meeting.

•	Self-parking is available at the North Garage, which is across the street from The Field Museum.

THE BOEING COMPANY 100 N. RIVERSIDE PLAZA MC 5003-1001 CHICAGO, IL 60606-1596

DEADLINE TO VOTE

Your internet or phone vote must be received by 10:59 p.m. CT on Sunday, April 28, 2019. If you own Plan shares, your vote must be received by 10:59 p.m. CT on Wednesday, April 24, 2019 in order to provide the trustee sufficient time to tabulate the vote of the Plan shares.

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions. Have this proxy card in hand when you access the website and follow the instructions.
VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have this proxy card in hand when you call and follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MEETING ADMISSION POLICY

In order to attend the meeting, you must obtain an admission ticket by registering no later than April 19, 2019. Click the “Register for Meeting” link at www.proxyvote.com or call 1-844-318-0137 to register.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E58329-P16800-Z73794-Z73795     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOEING COMPANY

The Board of Directors recommends you vote FOR the following 13 director nominees:

1.	Election of Directors		For	Against	Abstain
	1a. 1b.	Robert A. Bradway David L. Calhoun	☐ ☐	☐ ☐	☐ ☐	COMPANY PROPOSALS: The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain
	1c.	Arthur D. Collins Jr.	☐	☐	☐	2.	Approve, on an Advisory Basis, Named Executive Officer Compensation.		☐	☐	☐
	1d.	Edmund P. Giambastiani Jr.	☐	☐	☐	3.	Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2019.		☐	☐	☐
	1e.	Lynn J. Good	☐	☐	☐
	1f.	Nikki R. Haley	☐	☐	☐	SHAREHOLDER PROPOSALS: The Board of Directors recommends you vote AGAINST proposals 4, 5, 6, 7 and 8.			For	Against	Abstain
	1g.	Lawrence W. Kellner	☐	☐	☐	4.	Additional Report on Lobbying Activities.		☐	☐	☐
	1h.	Caroline B. Kennedy	☐	☐	☐	5.	Impact of Share Repurchases on Performance Metrics.		☐	☐	☐
	1i.	Edward M. Liddy	☐	☐	☐	6.	Independent Board Chairman.		☐	☐	☐
	1j.	Dennis A. Muilenburg	☐	☐	☐	7.	Remove Size Limit on Proxy Access Group.		☐	☐	☐
	1k.	Susan C. Schwab	☐	☐	☐	8.	Mandatory Retention of Significant Stock by Executives.		☐	☐	☐
	1l.	Ronald A. Williams	☐	☐	☐
	1m.	Mike S. Zafirovski	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

The Boeing Company 2019 Annual Meeting of Shareholders

Monday, April 29, 2019

9:00 a.m., Central Time

The Field Museum

1400 South Lake Shore Drive

Chicago, Illinois 60605-2496

Meeting Admission Policy: Advance Registration Required

If you would like to attend the Annual Meeting, you must obtain an admission ticket by registering no later than April 19, 2019, as described in more detail in the Proxy Statement.

Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded promptly.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2019 Annual Meeting and Proxy Statement and the 2018 Annual Report

are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To save resources and reduce Boeing’s printing and mailing costs, you can elect to receive future proxy materials and other shareholder communications electronically at www.computershare.com/investor.

IF YOU WISH TO VOTE BY MAIL, FOLD ALONG PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

E58330-P16800-Z73794-Z73795

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS

MONDAY, APRIL 29, 2019

The undersigned hereby appoints David L. Calhoun, Arthur D. Collins Jr. and Lawrence W. Kellner, and each of them, with full power of substitution, to act as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders, and any adjournment or postponement thereof, with respect to all of the matters indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The number of shares of Boeing stock shown on this proxy card includes shares held in The Boeing Company Voluntary Investment Plan (the “Plan”) as well as any other shares you may own outside of the Plan. If you are a participant in the Plan, you hereby instruct the Plan trustee to vote all of the Plan share interests allocated to you at the meeting and any adjournment or postponement thereof, with respect to the proposals indicated on the reverse side of this card, and you authorize the trustee to empower the proxies named above to vote in their judgment on such other business as may properly come before the Meeting and any adjournment or postponement thereof. You may not vote the Plan share interests allocated to you at the Meeting; the trustee must vote the Plan share interests. The Plan trustee must receive your proxy instructions no later than 10:59 p.m., Central Time, on Wednesday, April 24, 2019, or the trustee will vote the Plan shares in the same manner and proportion as Plan shares for which it has received instructions, unless contrary to applicable law.

If this proxy card is signed and no direction is given, this proxy for both registered shares and Plan shares will be voted in accordance with the recommendations of the Board of Directors.

If you wish to vote by mail, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.